SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under 240.14a-12

PHARMERICA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PHARMERICA CORPORATION

1901 Campus Place

Louisville, KY 40299

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD June 19, 2015

PharMerica Corporation’s Annual Meeting of Stockholders will be held on June 19, 2015, at 9:00 a.m. local time. We will meet at the Louisville Marriott located at 280 West Jefferson Street, Louisville, Kentucky 40202 (the “Annual Meeting”). If you owned common stock at the close of business on April 24, 2015, you may vote at the Annual Meeting or any adjournments or postponements thereof. At the Annual Meeting, we plan to:

1.	elect the nine directors named in the accompanying proxy statement for a term to expire at the Annual Meeting of Stockholders in 2016;

2.	ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	take an advisory vote to approve the compensation paid to the Company’s named executive officers (“Say on Pay”);

4.	approve and adopt the PharMerica Corporation 2015 Omnibus Incentive Plan; and

5.	transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors is not aware of any other proposals for the Annual Meeting.

It is important that your common stock be represented at the Annual Meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 19, 2015

The Proxy Statement and 2014 Annual Report to Stockholders are available at www.pharmerica.com/proxy.

On behalf of the Board of Directors of PharMerica Corporation,

GREGORY S. WEISHAR Chief Executive Officer

Louisville, Kentucky

April 30, 2015

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED

PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED

AT THE ANNUAL MEETING IF YOU DO NOT ATTEND PERSONALLY.

PHARMERICA CORPORATION

1901 Campus Place

Louisville, KY 40299

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 19, 2015

INFORMATION ABOUT THE MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of PharMerica Corporation (“we,” “us,” “our,” or the “Company”) for the Company’s Annual Meeting of Stockholders to be held on Friday, June 19, 2015 at 9:00 a.m. local time, at the Louisville Marriott located at 280 West Jefferson Street, Louisville, Kentucky 40202 and thereafter as it may from time to time be adjourned or postponed (the “Annual Meeting”). This proxy statement and the accompanying proxy are first being mailed to stockholders on or about April 30, 2015.

Who May Vote

Each stockholder of record at the close of business on April 24, 2015 (the “Record Date”) is entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 30,388,065 shares of our common stock, par value of $0.01 per share (the “common stock”) outstanding. On the Record Date, there were no shares of Preferred Stock, par value $0.01, outstanding. You may cast one vote for each share of common stock held by you on all matters presented at the Annual Meeting.

How You May Vote

You may vote (i) in person by attending the Annual Meeting or (ii) by mail by completing and returning a proxy. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.

Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with your instructions. If no instructions are given, proxies will be voted as follows:

1.	FOR the election of each of the nine nominees named herein to the Board of Directors for a term to expire at the Annual Meeting of Stockholders in 2016;

2.	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	FOR the approval of the Say on Pay proposal;

4.	FOR the approval and adoption of the PharMerica Corporation 2015 Omnibus Incentive Plan; and

5.	In the discretion of the proxy holders, FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

How You May Revoke or Change Your Vote

•	Proxies may be revoked at any time prior to the Annual Meeting in the following ways:

•	by giving written notice of revocation to the Secretary of the Company;

•	by giving a later dated proxy; or

•	by attending the Annual Meeting and voting in person.

Quorum Requirement

The Company is required to have a quorum of stockholders present to conduct business at the Annual Meeting. A majority of the shares entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting in determining a quorum. If a quorum is not present at the Annual Meeting, we will be forced to reconvene the Annual Meeting at a later date.

Required Vote

Every holder of record of shares of common stock entitled to vote at a meeting of stockholders will be entitled to one vote for each share outstanding in his or her name on the books of the Company at the close of business on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by one or more inspectors of election, appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business.

With respect to the election of directors, a nominee for director will be elected to the Board by a vote of the majority of the votes cast. In other words, if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election then that nominee will be elected as a director. However, the directors will be elected by a plurality of the votes cast at any stockholder meeting where (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Company first mails its notice of meeting for the Annual Meeting to the stockholders. For the Annual Meeting, none of the nominees were nominated by stockholders.

The affirmative vote of at least a majority of the votes of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter is required to approve all other matters to be voted upon at the Annual Meeting.

How Abstentions will be Treated

Abstentions will have no effect on the election of directors. For all other proposals, abstentions will have the same effect as votes against a proposal.

How Broker-Non Votes will be Treated

Your shares may be voted if they are held in the name of a brokerage firm or bank (a “Broker”), even if you do not provide the Broker with voting instructions. Brokers have the authority, under applicable rules, to vote shares on certain “routine” matters for which their customers do not provide voting instructions. The ratification of the appointment of the independent registered public accounting firm of the Company is considered a routine matter. The election of directors, the Say on Pay proposal and the Omnibus Incentive Plan proposal are not considered routine matters. Broker non-votes are shares held by brokers or nominees for which instructions have not been received from the beneficial owners, or persons entitled to vote, and the Broker is barred from exercising its discretionary authority to vote the shares because the proposal is a non-routine matter. With respect to the election of directors, the Say on Pay proposal and the Omnibus Incentive Plan proposal, Broker non-votes will not be counted as votes for or against these proposals. Broker non-votes also will not be counted in the determination of whether the total votes cast on a proposal represents over 50% of the outstanding common stock entitled to vote on the proposal.

Advisory Proposals

Because the vote on the Say on Pay proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering future executive compensation arrangements.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of nine directors: Frank E. Collins, Esq., W. Robert Dahl, Jr., Marjorie W. Dorr, Thomas P. Gerrity, Ph.D., Patrick G. LePore, Thomas P. Mac Mahon, Robert A. Oakley, Ph.D., Geoffrey G. Meyers, and Gregory S. Weishar. Our Certificate of Incorporation, as amended, and By-laws provide that the number of directors constituting the Board will not be fewer than three, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the Board. The Board has fixed the number of directors at nine.

The Nominating and Corporate Governance Committee has recommended that the nine directors listed in the table below be nominated for election for a one-year term expiring at the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each of the nominees has consented to be named in this proxy statement and to serve as a member of our Board if elected. In the event that a nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board, but in no event will the proxy be voted for more than nine nominees as directors. Our management has no reason to believe that the nominees will not serve if elected. There is no family relationship between any of the current directors or persons nominated to become a director.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

The following table sets forth the name, age and position with the Company of each of the nine nominees up for election as a director of the Company:

Name	Age	Position
Frank E. Collins, Esq.	61	Director
W. Robert Dahl, Jr.	58	Director
Marjorie W. Dorr	53	Director
Thomas P. Gerrity, Ph.D.	73	Director
Patrick G. LePore	60	Director
Thomas P. Mac Mahon	68	Director
Geoffrey G. Meyers	71	Director, Chairman
Robert A. Oakley, Ph.D.	68	Director
Gregory S. Weishar	60	Chief Executive Officer and Director

Nominees

Frank E. Collins, Esq. Mr. Collins has served as a director since July 31, 2007. Mr. Collins serves as Chair of the Nominating and Governance Committee of the Board and served as a member of the Compensation Committee from June 2008 to June 2009. Mr. Collins was the Senior Vice President, Legal and Administration and Secretary of Sierra Health Services, Inc. (“Sierra”) from 2001 to February 2008. Sierra was acquired by United Health Group Incorporated (“United”) in February 2008. Mr. Collins served as the Deputy General Counsel of United from February 2008 to July 2012. Mr. Collins joined Sierra in 1986 as General Counsel and Secretary. From 1981 to 1986, Mr. Collins was employed by Blue Cross and Blue Shield of Kansas City, originally as Staff Legal Counsel and in early 1986 as Associate General Counsel. Mr. Collins also served as counsel for the Missouri Division of Insurance from 1979 to 1981, where he was responsible for providing legal advice on insurance and HMO-related regulatory issues. Mr. Collins received his Juris Doctor from the University of Missouri at Kansas City School of Law and is a member of the Missouri Bar Association.

As a result of Mr. Collins’ experiences as General Counsel at a public managed healthcare organization, he possesses expertise in the areas of corporate governance, human resources and regulatory compliance and brings experience in the healthcare industry.

W. Robert Dahl, Jr. Mr. Dahl has served as a director since July 24, 2008. Mr. Dahl serves as a member of the Audit Committee. Mr. Dahl is currently a private investor. He was the Chief Operating Officer of Arrowhawk Capital Partners, an investment company, from September 2009 until March 2012. Previously, from May 2007 to November 2009 he was the Vice President of Strategic Business Development and Vice Chairman of the Board of Directors of Golden Pond Healthcare, Inc. From April 1999 until June 2006, Mr. Dahl served as the head of Global Healthcare for the Carlyle Group, a leading private equity firm, where he was responsible for the firm’s investments in the healthcare field. Prior to Carlyle, Mr. Dahl served as co-head of healthcare investment banking in North America at Credit Suisse First Boston. Mr. Dahl is also a director of Applied Science, Inc., Pharm Blue Holdings LLC, Remedy Partners, Sprout Pharmaceuticals, Inc. and Virtual Office Works, LLC all of which are private companies. Mr. Dahl received a BA from Middlebury College and an MBA from the Harvard Graduate School of Business Administration.

Mr. Dahl’s experience as a certified public accountant, investment banker, financial advisor and healthcare private equity investor provides him with financial literacy and expertise and knowledge of the healthcare industry, along with expertise in mergers and acquisitions.

Marjorie W. Dorr. Ms. Dorr has served as a director since January 22, 2009. Ms. Dorr serves as a member of the Audit Committee and served on the Compensation Committee between 2010 and 2013. Ms. Dorr served as Executive Vice President and Chief Strategy Officer for WellPoint, Inc. from 2005 to 2007. Ms. Dorr held various executive positions while at WellPoint including President and Chief Executive Officer of WellPoint’s Northeast Region SBU, where she was responsible for operations in several states. Ms. Dorr joined WellPoint through the merger in 2004 of WellPoint and Anthem, Inc. At the time of the merger, Ms. Dorr served as President of Anthem Blue Cross and Blue Shield’s East region. Ms. Dorr received her bachelor of business administration degree from the University of Iowa and her master of business administration degree from the University of Chicago Graduate School of Business.

Ms. Dorr’s experience as a senior executive of a large health benefits company equips her with expertise in pharmacy reimbursement practices and strategic planning.

Thomas P. Gerrity, Ph.D. Mr. Gerrity has served as a director since July 31, 2007. Mr. Gerrity serves as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Gerrity served as interim Chair of the Audit Committee from November 2007 to March 2008. Mr. Gerrity was the Dean of the Wharton School of the University of Pennsylvania from July 1990 to June 1999. Since then he has been Professor of Management and Dean Emeritus at the Wharton School of the University of Pennsylvania. Mr. Gerrity also serves as a director of Actua Corporation (ACTA), since 1998, and served as a member of the Corporation of the Massachusetts Institute of Technology from 2001-2011. Mr. Gerrity is the Chairman of the Board and General Partner of the Arden Fund I and Fund II, a private real estate investment fund managed by the Arden Group in Philadelphia, Pennsylvania. Mr. Gerrity served as a director of Sunoco, Inc. from 1990 to May 2010. Mr. Gerrity served as a director of Federal National Mortgage Association from September 1991 until December 2006. He was also a director of Knight-Ridder, Inc. from 1998 to 2006; CVS Corporation from 1995 to 2007; and Hercules, Inc. from 2003 to 2008. Mr. Gerrity was the founder and Chief Executive Officer for 19 years of The Index Group, a leader in consulting to many corporations regarding IT strategy and overall corporate strategy and change management.

Mr. Gerrity, by virtue of his top management experience, his strategy consulting expertise, and his positions at the University of Pennsylvania, and by virtue of his education, possesses financial literacy and expertise, as well as strategic planning and management, information systems and technology, organizational change management and corporate governance experience.

Patrick G. LePore. Mr. LePore was appointed to the Board on January 14, 2013. Mr. LePore serves as a Member of the Compensation Committee. From 2007 to 2012, Mr. LePore served as the Chairman of the Board of Par Pharmaceutical Companies, Inc. He was also their Chief Executive Officer until its acquisition by private equity investor TPG, in 2012. Mr. LePore was President of Cardinal Health, Inc.’s healthcare marketing group prior to joining Par Pharmaceutical Companies Inc. Mr. LePore earned a B.A. degree from Villanova University, where he is also a trustee. Mr. LePore earned his MBA degree from Fairleigh Dickinson University.

Mr. LePore’s experience as a former Chairman of the Board, and as a Chief Executive Officer at a successful pharmaceutical company makes him a valuable addition to the Board, especially with respect to pharmaceutical distribution. By virtue of his management experience, Mr. LePore will bring important insight to the Board. Mr. LePore is a member of the Compensation Committee.

Thomas P. Mac Mahon. Mr. Mac Mahon has served as a director since July 31, 2007. Between July 31, 2007 and December 31, 2010, Mr. Mac Mahon served as a director of Laboratory Corporation of America Holdings (“LabCorp”) from 1995 to April 2013. In addition, Mr. Mac Mahon served as a non-executive Chairman of the Board of LabCorp from January 2007 to May 2009; and Executive Chairman of the Board from April 1996 to December 2006. From January 1997 until his retirement in December, 2006, Mr. Mac Mahon served as President and Chief Executive Officer. Mr. Mac Mahon was Senior Vice President or Hoffmann La Roche, Inc. from 1993 to December 1996 and President of Roche Diagnostics Group and a director and member of the Executive Committee of Hoffmann La Roche from 1988 to December 1996. Mr. Mac Mahon is a director and Corporate Governance Committee Chairperson of Express Scripts, Inc. and is a member of the Board of two private companies, SynapDx Corporation and Aushon BiosyStems, Inc.

Mr. Mac Mahon’s experience as a former Chief Executive Officer and Chairman of the Board, and as a board member at premier clinical laboratory and pharmacy benefits management services companies provides him with in-depth knowledge of the healthcare and pharmacy services and distribution industries. Mr. Mac Mahon, by virtue of his previous senior-level executive positions and current board experiences, also possesses executive compensation experience.

Geoffrey G. Meyers. Mr. Meyers has served as a director since November 17, 2009 and as Chairman of the Board since January 1, 2011. On February 1, 2010, Mr. Meyers became a member of the Nominating and Governance Committee. Mr. Meyers is the retired Chief Financial Officer and Executive Vice President and Treasurer for Manor Care, Inc. where he had responsibility for administration and financial management from 1988 until 2006 and was a director of Health Care and Retirement Corp., a predecessor of Manor Care, Inc., from 1991 to 1998. Mr. Meyers has been a director of HCA Holdings, Inc. and Chairman of is audit committee since March 2011; and he is a director of Health Care REIT and a member of its Compensation, Investment and Planning Committee since 2014. Mr. Meyers is also the Chairman of the Board of the Trust Company of Toledo, a northwestern Ohio trust bank. He received his BA from Northwestern University and his MBA from The Ohio State University.

Mr. Meyers has over two decades of experience in the long term care industry, which provides us with valuable insight into the needs and operations of our customer base. Having served as the Chief Financial Officer of a large public company he also has expertise in finance and accounting matters, investor relations, human resources, information technologies, purchasing, corporate communications, risk management, reimbursement, strategic planning and development and acquisitions.

Robert A. Oakley, Ph.D. Mr. Oakley has served as a director since March 24, 2008. Mr. Oakley serves as the Chairman of the Audit Committee. In 2003, Mr. Oakley retired as Executive Vice President—Finance/CFO after more than 25 years service with the Columbus, Ohio-based Nationwide Companies, one of the largest diversified insurance and financial services organizations in the world. Mr. Oakley served on the boards of Ohio Casualty Corporation from March 2003 to September 2008, First Mercury Financial Corporation from January 2008 to August 2009 and the Physicians Assurance Corporation from January 2008 to August 2009. He received his BS from Purdue University and both an MBA and Ph.D. in Finance from The Ohio State University.

Mr. Oakley possesses financial literacy and expertise from his experiences as a former Chief Financial Officer and chair of audit committees at leading insurance and financial services companies, along with expertise in investor relations, risk management and strategic planning.

Gregory S. Weishar. Mr. Weishar has served as our Chief Executive Officer since January 14, 2007. He has over 20 years experience in the pharmacy services industry. Prior to joining the Company, he was Chief Executive Officer and President of PharmaCare Management Services, a prescription benefit management firm and a wholly-owned subsidiary of CVS Corporation, since 1994.

Mr. Weishar has substantial senior executive experience in the pharmacy services industry and as Chief Executive Officer of the Company has intimate knowledge of our industry and business.

Recommendation of Our Board of Directors

Our Board recommends a vote FOR the nine directors listed above to hold office until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Required Vote

A nominee for director will be elected to the Board by a vote of the majority of the votes cast.

CORPORATE GOVERNANCE

Meetings

During 2014, the Board held a total of six meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board during the period which he/she was a director and (ii) the total number of meetings of all Board Committees on which he/she served during the period which he/she was a director. The non-management members of the Board have met in executive session at all of the regularly scheduled meetings of the Board. In addition, if this group of non-management directors includes directors who do not satisfy the independence requirements of the New York Stock Exchange (the “NYSE”), an executive session including only “independent” directors is scheduled at least once a year. The non-executive Chairman of the Board presides at meetings of the non-management directors and independent directors to the extent that he is present at the meetings.

It is the policy of the Board to encourage its members to attend the Company’s Annual Meeting of Stockholders. All of the Company’s directors attended the Company’s 2014 Annual Meeting of Stockholders in person.

Board Committees

The Board has three standing Committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Copies of the charters of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee setting forth the responsibilities of the committees can be found under the “For Investors—Corporate Governance” section of our website at www.pharmerica.com and such information is also available in print to any stockholder who requests it through our Investor Relations department. We periodically review and revise the committee charters. A summary of the composition of each committee and its responsibilities is set forth below.

Name	Audit	Nominating and Corporate Governance	Compensation
Frank E. Collins, Esq.	—	Chairman	—
W. Robert Dahl, Jr.	Member	—	—
Marjorie W. Dorr	Member	—	__
Thomas P. Gerrity, Ph.D.	—	Member	Member
Patrick G. LePore	—	__	Member
Thomas P. Mac Mahon	—	—	Chairman
Geoffrey G. Meyers	—	Member	—
Robert A. Oakley, Ph.D.	Chairman	—	—
Gregory S. Weishar	—	—	—

Audit Committee

The Company has a standing Audit Committee established by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee held a total of ten meetings in 2014. The Board has determined that Mr. Dahl, Ms. Dorr, and Mr. Oakley are each qualified as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that they are “independent” within the meaning of the listing standards of the NYSE and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) relating to directors serving on audit committees.

Compensation Committee

The Compensation Committee is responsible for administering the Company’s executive and director compensation programs, including executive base salaries, bonuses, performance based awards and other equity awards, and for administering the Company’s equity compensation plans. Pursuant to its charter, the Compensation Committee has authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate. The Compensation Committee held a total of four meetings in 2014. The Compensation Committee reviews periodic reports from the CEO and other officers as to the performance and compensation of the officers, employees and directors.

Pursuant to its charter, the Compensation Committee has the sole authority, at the Company’s expense, to retain, oversee, and terminate a consulting firm to assist in the evaluation of director, CEO or executive officer compensation, and in furtherance thereof to retain legal counsel and other advisors.

Since April 2008, the Compensation Committee has retained Frederic W. Cook & Co. (“Cook”) to serve as the Company’s outside compensation consultant with respect to setting each year’s executive compensation. See the discussion under “Compensation Discussion and Analysis” for more information on Cook’s role in assisting the Company with its compensation policies and programs.

Cook is retained only by the Compensation Committee to assist in the determination, amount and form of executive and non-employee director compensation. Neither Cook nor any of its affiliates provides any additional services to the Company or its affiliates. The Compensation Committee has determined that the work of Cook did not raise any conflicts of interest in 2014. In making this assessment, the Compensation Committee considered the independence factors enumerated in Rule 10C-1(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the fact that Cook does not provide any other services to the Corporation, the level of fees received from the Corporation as a percentage of Cook’s total revenue, policies and procedures employed by Cook to prevent conflicts of interest, and whether the individual Cook advisers to Compensation Committee own any stock of the Corporation or have any business or personal relationships with members of the Compensation Committee or our executive officers.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee of the Board is to (i) identify individuals qualified to become members of the Board (consistent with criteria approved by the Board); (ii) select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders and nominees to fill vacancies on the Board; (iii) develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; (iv) oversee the evaluation of the Board, its committees and management; and (v) oversee, in concert with the Audit Committee, compliance rules, regulations and ethical standards for the Company’s directors, officers and employees, including corporate governance issues and practices. While the Nominating and Corporate Governance Committee has no formal process for identifying nominees, if it is deemed appropriate, the Nominating and Corporate Governance Committee may consider candidates recommended by any other source, including stockholders and business and other organizational networks. The Nominating and Corporate Governance Committee may retain and compensate third parties, including executive search firms, to identify or evaluate candidates for consideration. The Nominating and Corporate Governance Committee held four meetings in 2014.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Stockholders wishing to suggest a candidate for director for inclusion in the Company’s proxy statement must submit a written notice to the Company’s Corporate Secretary at PharMerica Corporation, 1901 Campus Place, Louisville, Kentucky 40299. The written notice must include:

(1)	The name, address, and telephone number of the stockholder who is recommending a candidate for consideration;

(2)	The class and number of shares of the Company which the recommending stockholder owns;

(3)	The name, address, telephone number and other contact information of the candidate;

(4)	The consent of each candidate to serve as director of the Company if so elected;

(5)	The candidate’s knowledge of matters relating to the Company’s industry, the candidate’s experience as a director or senior officer of other public or private companies and the candidate’s educational and work background;

(6)	The candidate’s involvement in legal proceedings within the past five years; and

(7)	The candidate’s and the candidate’s family members’ relationship with the Company, the Company’s competitors, creditors or other persons with special interests regarding the Company.

In considering candidates recommended by stockholders, the Nominating and Corporate Governance Committee will use the same evaluation criteria and process as that used by the Nominating and Corporate Governance Committee for other candidates. The Nominating and Corporate Governance Committee evaluates the candidates in accordance with its Policy for Evaluation for Nominees to the Board of Directors, which sets forth the following factors to be considered:

•	Whether the candidate is “independent” and does not, and has not, had a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

•	Whether the candidate is an “audit committee financial expert” and/or “financially literate”;

•	Whether the candidate has the personal attributes necessary for successful service on the Board, such as character and integrity, a high level of education and business experience, broad based business acumen, an understanding of the Company’s business and the institutional pharmacy industry generally, strategic thinking, a willingness to share ideas, a network of contacts and diversity of experiences and expertise;

•	Whether the candidate has been the chief executive officer or a senior executive officer of a public company or another complex organization;

•	Whether the candidate serves on other boards of directors; directors employed in a full-time position may not sit on the boards of directors of more than two other public companies and directors employed part-time or full-time in academia may not sit on the boards of directors of more than three other public companies. There is no limit on the number of non-public company boards on which directors may sit;

•	Whether the candidate will add value to the Board or a committee thereof by virtue of particular knowledge, experience, technical expertise, specialized skills or contacts;

•	Whether the candidate, if an existing director, is suitable for continued service;

•	Whether the candidate is under the age of 75;

•	Whether the candidate’s responses to the directors and officers questionnaire reveal areas of potential problems or concerns; and

•	Whether there are any other relevant issues with respect to the candidate.

The Policy for Evaluation for Nominees to the Board of Directors specifies that diversity of experiences and expertise is a factor to be considered by the Nominating and Governance Committee in the director identification and nomination process. The Nominating and Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.

Board Independence

Our Corporate Governance Guidelines provide for director independence standards consistent with those of the NYSE and the federal securities laws. These standards require the Board to affirmatively determine that each “independent” director has no material relationship with the Company (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director. The Board has determined that the following directors are “independent” as required by the NYSE listing standards and the Company’s Corporate Governance Guidelines: Mr. Collins, Mr. Dahl, Ms. Dorr, Mr. Gerrity, Mr. LePore, Mr. Mac Mahon, Mr. Meyers and Mr. Oakley.

All members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors as defined in the NYSE listing standards and in the standards in the Company’s Corporate Governance Guidelines.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Mr. Mac Mahon, who serves as Chair, Mr. LePore, and Mr. Gerrity, each of whom is independent under NYSE listing standards. None of the members of the Compensation Committee is a former or current officer or employee of the Company or has any interlocking relationship as set forth in SEC rules.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations from officers and directors of the Company that no other reports were required, during the year ended December 31, 2014, all filing requirements under Section 16(a) of the Exchange Act, applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

Code of Ethics

The Company has a Code of Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer.

The Code of Conduct and Ethics is available on the Company’s website at www.pharmerica.com and may also be obtained in print upon request from the Company’s Secretary. The Company will post amendments to or waivers from the Code of Conduct and Ethics to the extent applicable to the Company’s principal executive officer, principal financial officer and principal accounting officer on its website.

Corporate Governance Guidelines

The Board has adopted the PharMerica Corporation Corporate Governance Guidelines (the “Guidelines”). The Guidelines reflect the principles by which the Company will operate. The Guidelines cover various topics, including, but not limited to, Board size, director independence and other qualification standards, Board and committee composition, Board operations, director compensation and continuing education, director responsibilities, management succession, and annual performance evaluations. A copy of the Guidelines is available at the Company’s website at www.pharmerica.com and may also be obtained in print upon request from the Company’s Secretary.

Board Leadership Structure and Role in Risk Oversight

The Company’s Board is comprised of nine directors, eight of whom are considered “independent.” Our Chief Executive Officer, Gregory S. Weishar, is our only employee-director. Outside director Geoffrey G. Meyers serves as Chairman of the Board. The Board delegates certain duties as described above to its Audit, Nominating and Corporate Governance, and Compensation Committees. The Chairmen of these committees, respectively, are independent directors Robert A. Oakley, Frank E. Collins and Thomas P. Mac Mahon. We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board is responsible for leading the Board in the execution of its fiduciary duties. The Chairman presides over meetings of the full Board.

The full Board is responsible for the Company’s risk oversight process. The Board delegates to appropriate committees the oversight of particular subject areas of risk that are under the purview of those committees. For example, financial risk is overseen by the Audit Committee, while utilizing compensation strategies addressing Section 162(m) of the Internal Revenue Code is within the purview of the Compensation Committee. Strategic risks are overseen by the full Board. The Board (or appropriate Committee) receives regular reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory compliance, and strategic risk. The chairman of each Committee reports to the full Board during the Committee reports portion of the next Board meeting each of the material matters considered by the Committee. This reporting process enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of the Board’s risk oversight responsibilities it has established an enterprise risk management program, which at the management level, is overseen by the Company’s Chief Financial Officer. Enterprise risks are identified and prioritized by management and the Board and a mitigation plan is developed. Management regularly reports on risk mitigation to the relevant Committee or the Board. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or Committee.

Communication with the Board of Directors

It is the policy of the Company to facilitate communications of stockholders with the Board. Communications to the directors must be in writing and sent Certified Mail to the Board of Directors c/o the Chief Financial Officer to the Company’s headquarters at PharMerica Corporation, 1901 Campus Place, Louisville, Kentucky 40299. All communications must be accompanied by the following information:

•	if the person submitting the communication is a stockholder, a statement of the type and amount of shares of the Company that the person holds;

•	if the person submitting the communication is not a stockholder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in the Company; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

The following types of communications are not appropriate for delivery to Directors under the Company’s policy:

•	communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of the Company (such as employees, members of the communities in which the Company operates its businesses, customers and suppliers) generally;

•	communications that advocate the Company engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	communications that have no rational relevance to the business or operations of the Company.

Upon receipt, each communication will be entered into an intake record maintained for this purpose, including the name of the person submitting the communication, the date and time of receipt of the communication, the information concerning the person submitting the communication required to accompany the communication and a brief statement of the subject matter of the communication. The record will also indicate the action taken with respect to the communication. The personnel responsible for receiving and processing the communications will review each communication to determine whether the communication satisfies the procedural requirements for submission under the Policy and Procedures for Stockholder Communication with Directors and the substance of the communication is of a type that is appropriate for delivery to the directors under the criteria set forth above. Communications determined to be appropriate for delivery to directors will be assembled by the responsible personnel for delivery and delivered to the directors on a periodic basis, generally in advance of each regularly scheduled meeting of the Board. Communications directed to the Board as a whole, but relating to the area of competence of one of the Board’s committees, will be delivered to that committee, with a copy to the Chairman of the Board.

DIRECTOR COMPENSATION FOR 2014

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Total
Frank E. Collins (3)	$78,000	$125,001	$203,001
W. Robert Dahl, Jr. (3)(4)	$77,000	$125,001	$202,001
Marjorie W. Dorr (3)	$77,000	$125,001	$202,001
Thomas P. Gerrity, Ph.D. (3)	$74,000	$125,001	$199,001
Patrick LePore (3)	$67,500	$125,001	$192,501
Thomas P. MacMahon (3)	$79,500	$125,001	$204,501
Geoffrey G. Meyers (3)	$143,000	$125,001	$268,001
Robert A. Oakley, Ph.D. (3)	$92,000	$125,001	$217,001

(1)	All stock awards are restricted stock units and are in shares of the Company’s common stock. These amounts represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The assumptions used in calculating the amounts are discussed in Note 10 of the Company’s audited financial statements for the year ended December 31, 2014, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2015.

(2)	The table below sets forth the grant date fair value of each equity award granted in 2014 computed in accordance with FASB ASC Topic 718:

	Restricted Stock
Name	Number of Awards Granted	Grant Date Fair Value
Frank E. Collins	4,300	$125,001
W. Robert Dahl, Jr.	4,300	$125,001
Marjorie W. Dorr	4,300	$125,001
Thomas P. Gerrity, Ph.D.	4,300	$125,001
Patrick G. LePore	4,300	$125,001
Thomas P. Mac Mahon	4,300	$125,001
Geoffrey G. Meyers	4,300	$125,001
Robert A. Oakley, Ph.D.	4,300	$125,001

(3)	The table below sets forth the aggregate number of shares of restricted stock units and the aggregate number of stock options held by each non-employee director as of December 31, 2014:

	Aggregate Awards Outstanding at December 31, 2014
Name	Restricted Stock Units (6)	Stock Options
Frank E. Collins	4,300	—
W. Robert Dahl, Jr. (5)	39,510	9,568
Marjorie W. Dorr (5)	31,679	13,831
Thomas P. Gerrity, Ph.D.	4,300	—
Patrick G. LePore	4,300	—
Thomas P. Mac Mahon	4,300	—
Geoffrey G. Meyers (5)	26,786	29,268
Robert A. Oakley, Ph.D.	4,300	—

(4)	All Board of Director cash fees earned in fiscal year 2014 for W. Robert Dahl, Jr. were deferred at the Director’s election per his deferred fee agreement.

(5)	Includes the following restricted stock units that have been deferred at the Director’s election pursuant to his/her deferred fee agreement: W. Robert Dahl, Jr., 39,510; Marjorie W. Dorr, 31,679; and Geoffrey G. Meyers, 26,786.

(6)	Restricted Stock Units Aggregate Awards Outstanding, as presented in the chart, represent outstanding and deferred shares.

Our compensation program for non-employee members of the Board is as follows:

Annual Retainer—Each director receives an annual retainer of $50,000. Directors may, in their discretion, elect to receive the annual retainer, in whole or in part, in cash or shares of the Company’s common stock.

Chairman Retainer—The Chairman of the Board currently receives an additional retainer of $75,000 per year.

Committee Chair Retainer—The Chairman of the Nominating and Governance Committee and the Chairman of the Compensation Committee each currently receive an additional annual retainer of $10,000. The Chairman of the Audit Committee currently receives an additional annual retainer of $15,000.

Board Meeting Fee—Directors receive $2,000 for each meeting of the Board attended.

Committee Meeting Fee—Committee members receive $1,500 for each committee meeting attended.

Annual Restricted Stock Unit Grant—Each director receives an annual award of restricted stock units valued at $125,000. The restricted stock units vest the earlier of the first anniversary of the grant date or the next annual stockholder meeting.

Exceptions—Gregory Weishar, as a member of management, does not receive separate compensation for service on the Board.

Deferred Compensation—In 2008, we adopted the PharMerica Corporation Deferred Fee Plan for Directors. Under the plan, directors may elect to defer up to 100% of their cash fees and their stock fees in any one year. If a director elects to defer his/her restricted stock units, the stock will be deferred as it vests. The minimum deferral period for an “in-service” distribution of any deferred amount is five years from the end of the year to which each such deferred fee agreement relates. Cash and stock deferred pursuant to the plan may, at the director’s election in his/her deferred fee agreement, be distributed in a lump-sum or in up to ten annual installments. Notwithstanding the foregoing, in each deferred fee agreement, a director may elect to commence distributions of all deferred cash and stock earlier, in the event of a separation from service, the death or disability of the director, or upon a change in control of the Company.

Deferred amounts are recorded in the form of bookkeeping entries only. Deferred cash bookkeeping accounts will be adjusted for gains or losses based on investment elections made by the director. A director may choose to “invest” their deferred cash amounts in the same general investments offered under the PharMerica Corporation 401(k) Retirement Savings Plan. Directors may change their investment elections at any time. Deferred stock fees will be paid out of the plan in the form of shares of stock, which shall remain issued and outstanding until distributed to the director pursuant to his deferred fee agreement. Deferred amounts are unfunded and the directors would be unsecured creditors of the Company if the Company became insolvent or otherwise unable to pay the balances due under the plan.

Stock Ownership Guidelines—We encourage our directors to own stock in the Company. The Compensation Committee adopted stock ownership guidelines to align long-term interests of directors with those of our stockholders and provide a continuing incentive to foster the Company’s success. The stock ownership guidelines became effective July 1, 2008 and were updated on December 2, 2012, for directors. Under the stock ownership guidelines, directors are expected to own Company stock in the amount of 400% of their annual retainer (exclusive of board meeting fees), or $200,000. There is no required time period within which Director must attain the applicable stock ownership level under the guidelines, whether joining before or after the adoption of the guidelines. The following count towards meeting the stock ownership guidelines: all shares and vested options held but not unvested and unearned restricted stock/restricted stock units/performance shares and unvested stock options. Shares are valued at fair market value and options are valued at the spread between the exercise price and the fair market value of the underlying shares. As of April 21, 2015, all directors own shares of the Company and the value of the directors’ ownership in the Company is as follows: Frank Collins - $1,335,852; Robert Dahl - $1,593,452; Marjorie Dorr - $1,454,768; Thomas Gerrity - $1,243,620; Patrick G. LePore - $443,968; Thomas Mac Mahon - $1,391,852; Geoffrey Meyers - $1,793,288; and Robert Oakley - $1,219,708.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive Officers

The following table sets forth information with respect to executive officers of the Company as of April 24, 2015.

Name	Age	Position
Gregory S. Weishar	60	Chief Executive Officer and Director
David W. Froesel, Jr.	63	Executive Vice President, Chief Financial Officer and Treasurer
Suresh Vishnubhatla	46	Executive Vice President of Long-term Care Operations
Mark R. Lindemoen	48	Senior Vice President of Sales and Client Services
Robert A. McKay	53	Senior Vice President of Purchasing and Trade Relations
Thomas A. Caneris	52	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Berard E. Tomassetti	59	Senior Vice President and Chief Accounting Officer

Set forth below are the names, positions held and business experience, including during the past five years, of the Company’s executive officers. Officers serve at the discretion of the Board. There is no family relationship between any of the directors, nominees to become a director or executive officers.

Gregory S. Weishar. Mr. Weishar has served as our Chief Executive Officer since January 14, 2007. He has over 20 years experience in the pharmacy services industry. Prior to joining the Company, he was Chief Executive Officer and President of PharmaCare Management Services, a prescription benefit management firm and a wholly-owned subsidiary of CVS Corporation, since 1994.

David W. Froesel, Jr. Mr. Froesel has served as our Executive Vice President, Chief Financial Officer and Treasurer since August 1, 2013, after serving as the Interim Chief Financial Officer beginning on April 12, 2013. Prior to that time, Mr. Froesel had been the principal of Froesel Consulting LLC since 2011. Mr. Froesel was Chief Financial Officer of Bio Script, Inc., from December 2010 to January 2011. Before that he was also Senior Vice President and Chief Financial Officer of Omnicare, Inc., from 1996 to 2009. He received a B.S. in Accounting from the University of Missouri-St. Louis and an M.S. in Accounting from St. Louis University, and he is a Certified Public Accountant.

Suresh Vishnubhatla. Mr. Vishnubhatla currently serves as the Company’s Executive Vice President of Long Term Care Operations and from March 2011 to December 2013 served as Chief Technology Officer. Prior to joining the Company, he served as Senior Vice President and Chief Technology Officer of Millennium Pharmacy Systems, Inc. from January 2007. Prior to joining Millennium Pharmacy Systems, Inc., Mr. Vishnubhatla held various positions with BodyMedia, Inc. from 2000 to 2006, finally serving as Senior Vice President, Products.

Mark R. Lindemoen. Mr. Lindemoen joined the Company as Senior Vice President of Sales and Client Services on September 27, 2012. Mr. Lindemoen is responsible for leading the Company’s sales and client retention initiatives. Prior to joining the Company, Mr. Lindemoen was Vice President of Sales for Gulf South Medical Supply in Jacksonville, Florida. Prior to Gulf South, Mr. Lindemoen was the Vice President, Regional Segment Sales Health Systems for AmerisourceBergen in Thorofare, New Jersey, where he directed a $3.0 billion sales territory. Mr. Lindemoen previously served as a vice president for McKesson Medical Surgical and SCA Incontinence Care in Atlanta, Georgia.

Robert A. McKay. Mr. McKay has served as our Senior Vice President of Purchasing and Trade Relations since July 2010. He had previously served as Senior Vice President of Sales and Marketing from July 2007 to June 2010. Prior to joining the Company in July 2007, Mr. McKay was Vice President of Marketing and Trade Relations for PharmaCare Management Services, a prescription benefit management firm and a wholly-owned subsidiary of CVS Corporation and held various positions with PharmaCare since 1995. Mr. McKay is a retired United States Army (Reserve) officer.

Thomas A. Caneris. Mr. Caneris has served as our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary since August 2007 and Chief Compliance Officer since 2010. Prior to joining the Company, Mr. Caneris served as counsel to Convergys Corporation from September 2004.

Berard E. Tomassetti. Mr. Tomassetti has served as our Senior Vice President and Chief Accounting Officer since July 2007. Prior to joining the Company, Mr. Tomassetti served as the Chief Financial Officer of the Kindred Healthcare, Inc. (“Kindred”) pharmacy business for over 6 years. Prior to joining Kindred’s pharmacy business, Mr. Tomassetti was affiliated with Aperture, a credentials verification organization. Mr. Tomassetti was an auditor with Ernst & Young LLP for 7 years.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our executive compensation program is primarily structured to be competitive within the institutional pharmacy industry and focus our executives on enhancing revenues and increasing profitability by providing quality services, managing costs and making appropriate acquisitions. The Compensation Committee has adopted a compensation strategy in which total direct compensation is generally targeted at the 40th percentile and is expected to be achieved through a combination of below median base salary and median to above-median annual and long-term incentive opportunities. This approach supports the Company’s pay-for-performance philosophy by providing a compensation package that is generally weighted toward variable, performance-based incentives, thus ensuring a high degree of accountability at the senior levels of the organization. Fifty-two percent (52%) of the CEO’s pay is at risk and the at risk pay for the remaining Named Executives ranges from 44% to 47%.

PharMerica had a strong 2014 as the Company focused on improving client retention and operating margins. Key accomplishments during 2014 were:

•	successful implementation of a restructuring plan; and

•	completion of acquisitions with revenues aggregating $220 million.

The Company’s adjusted EBITDA of $122.6 million in 2014 was above the target set for the Company’s 2014 short term incentive program, and funded an annual bonus pool of 117.6% of target for the Company EBITDA component of the plan. The performance share unit component of our 2012-2014 long-term incentive program vested at 111.3% of target for adjusted EBITDA and 105.1% for adjusted diluted earnings per share (“Adjusted Diluted EPS”), respectively.

The 2014 long-term incentives were delivered in a combination of performance shares and restricted stock unit awards (weighted 50%/50%) to focus executives on long-term operating performance and support executive retention. For 2015, performance shares and restricted stock awards will remain equally weighted.

The Compensation Committee is composed solely of independent directors. Over the years, the Company has adopted many contemporary “best practices”. These include the following:

•	elimination of excise tax gross-up for change in control related payments for the CEO; and other new executives post-2008;

•	adoption of anti-hedging/pledging policy;

•	adoption of “double trigger” equity vesting for the CEO; and other new executives post-2008; in the event of a change in control;

•	adoption of Stock Ownership Guidelines;

•	adoption of clawback provision for the Named Executives;

•	adoption of the following severance practices for the CEO for involuntary termination without “cause” or voluntary termination with “good reason” in non-change in control situations;

•	reduction in non-change in control severance multiple from 3X to 2X;

•	conditioning severance payments and equity vesting on compliance with restrictive covenants (i.e., non-compete, non-solicitation, confidentiality and non-disparagement); cessation of severance payments and other benefits if CEO violates restrictive covenants; and

•	the total direct compensation our Named Executives received in fiscal year 2014 set forth in the Summary Compensation Table on page 27 is consistent with and reflects our compensation objectives.

Introduction

The Compensation Committee of the Board of Directors is principally responsible for reviewing, administering and approving the Company’s compensation policies and practices regarding the executive officers. The Compensation Committee is composed of three members, each of whom is (i) an independent director, (ii) qualified as a “non-employee director,” as defined under Section 16 of the Securities Exchange Act of 1934, as amended, and (iii) qualified as an “outside director” under Section 162(m) of the Internal Revenue Code. Pursuant to the terms of the Compensation Committee’s written charter, which has been approved by the Board and is reviewed annually to ensure that it properly reflects the Compensation Committee’s responsibilities, the Compensation Committee has the responsibility for establishing the compensation structure for the Company’s executive officers. The Compensation Committee makes its decisions after extensive review and consideration, including an annual review of our peer compensation practices.

This Compensation Discussion and Analysis provides information on our executive compensation philosophy, how and why compensation decisions are made and how the decisions align with the Company’s and individual performance.

Cook has served as the Compensation Committee’s outside Compensation Consultant since April 2008. Cook assisted the Compensation Committee in setting 2014 compensation levels and developing the structure of various incentive plans, providing the Committee with information on emerging trends and regulatory developments in executive and non-employee director compensation. Cook has recently provided input to the Company in establishing its 2015 Compensation program and advising the Committee in connection with the CEO’s employment agreement. In its role as outside consultant, Cook provides the Compensation Committee with objective analyses, advice and information with respect to CEO and other executive compensation. Cook maintains no other direct or indirect business relationships with the Company.

Our 2014 named executive officers (referred to herein as the “Named Executives”) are the following executives: Mr. Weishar, our Chief Executive Officer; Mr. Froesel, our Executive Vice President, Chief Financial Officer and Treasurer; Mr. Vishnubhatla, Executive Vice President of Long Term Care Operations; Mr. McKay, our Senior Vice President of Purchasing and Trade Relations; and Mr. Caneris, our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary.

Executive Compensation Program Objectives

Our executive compensation program is primarily structured to be competitive within the institutional pharmacy industry and focuses our executives on enhancing revenues and increasing profitability by providing quality services, managing costs and making appropriate acquisitions. Our executive compensation program is designed to balance our overall compensation philosophy of promoting programs that are simple and flexible, and sufficiently robust to permit us to attract and retain a high quality and stable executive management team. In addition, the program is designed to provide transparency to both our employees and stockholders. Each of these performance objectives is critical to our success.

The goals of our executive compensation program are to:

•	provide competitive and fiscally responsible compensation that enables us to successfully attract and retain highly-qualified executives with the leadership skills and experience necessary to promote our long-term success;

•	provide incentive compensation that places an emphasis on financial performance, thereby ensuring a strong correlation between the achievement of critical financial and strategic objectives and realized compensation; and

•	provide an appropriate link between compensation and the creation of stockholder value through awards tied to our long-term performance and share price appreciation.

The three primary elements of compensation used to support the above goals are base salary, annual cash incentive awards and long-term incentive awards:

•	Base Salaries. The objective of base salary is to provide a compensation level that delivers cash income to the Named Executives and reflects their job responsibilities, experience and value to the Company.

•	Annual Cash Incentive Awards. This component of the compensation program rewards corporate and individual performance against pre-established annual goals.

•	Long-Term Incentive Awards. Our long-term incentive program is designed to align the interests of our Named Executives with those of our stockholders by motivating these officers to manage the Company in a manner that fosters long-term performance, as reflected in changes in stock price and achievement of profitability objectives. Long-term incentives also serve as essential tools to promote executive retention through time-based vesting requirements.

Benchmarking Process

As discussed previously, we target Named Executives’ total direct compensation to fall slightly below the median range for equivalent positions at peer group companies. The actual positioning of target compensation for individual executives may range above or below the median based on executive skill set experience and performance, as well as responsibilities of the roles compared to similar positions in the market.

For 2014 compensation planning purposes, the Compensation Committee approved the use of a peer group composed of 14 companies that are relatively comparable in size as measured by annual revenue, operate within the same general industry space, or are competitors for customers and/or executive talent. The 2014 peer group consists of the following companies:

Amedisys, Inc.

Bio Script Inc.

Emeritus Corporation

Fred’s, Inc.

Gentiva Health Services

Healthsouth Corporation

Henry Schein, Inc.

Invacare Corporation

Kindred Healthcare Inc.

Magellan Health Services, Inc.

MEDNAX, Inc.

Omnicare, Inc.

Triple-S Management Corp.

Universal American Corporation

In 2015, the Company retained the same peer group. Our revenues approximate the 25th percentile of the peer companies; and our EBITDA, market cap and enterprise values are between the 25th percentile and 50th percentile.

Components of the Executive Compensation Program

Our Named Executive compensation program consists of base salary, annual cash incentives and long-term incentives. For our Named Executives, our program is structured so that variable, or “at risk,” compensation are targeted to range from approximately 44% to 52% of total compensation. This ensures that the executives with the highest degree of responsibility to stockholders are held most accountable for results and changes in stockholder value.

Base Salary

Base salaries for our Named Executives were generally targeted to below the median range for equivalent positions at the peer group companies. Actual salary for individual executives is positioned to reflect differences in job content, performance and experience. Competitive base salaries are essential to attracting and retaining executive management talent, and also serve to mitigate pressure that might otherwise exist to support high-risk business strategies if base salary was set materially below market rates.

The Compensation Committee reviews base salaries at least annually and more frequently when promotions or changes in responsibility occur within our executive management. Salary increases are generally based on factors such as competitive market data, assessment of individual performance, promotions, level of responsibility, skill set relative to external counterparts, general economic conditions and input from our CEO for Named Executives other than himself. A merit increase budget of two percent was adopted for 2014 for executives and employees.

Annual Cash Incentives

Pursuant to the Company’s annual incentive program, our Named Executives have the opportunity to earn annual cash incentives for meeting annual performance goals. The Company utilizes cash incentives as a method of tying a portion of annual compensation to our annual financial performance, as well as non-financial objectives that are designed to lead to increases in long-term stockholder value. The specific objective performance criteria that must be obtained in order for bonuses to be paid are approved each year by the Compensation Committee and are subject to change from year to year to reflect changes in strategic priorities.

Mr. Weishar

In 2014, the incentive opportunity for Mr. Weishar was based upon an incentive formula tied to our adjusted EBITDA which is equal to our earnings before interest, taxes, depreciation and amortization, and other amounts as reported in the Corporation’s disclosures in its Form 10-K as of and for the year ended December 31, 2014, except that there shall not be an add-back for stock based and deferred compensation; and Adjusted Diluted EPS. Adjusted EBITDA and Adjusted Diluted EPS were selected as the objective performance criterion because it is critical to focus our Named Executives on earnings and the achievement of cost savings.

Mr. Weishar’s incentive formula was 2.2% of adjusted EBITDA for 2014, provided that adjusted EBITDA was at least $93.68 million for the year (but in no event could the incentive exceed $2 million). The minimum EBITDA level was set to correspond to the threshold level of adjusted EBITDA under the annual bonus program described below. The EBITDA incentive formula, which was adopted to enable tax deductibility for Mr. Weishar’s annual bonus, established the maximum amount payable to Mr. Weishar for 2014; but he was not assured of earning this maximum amount. Based on 2014 adjusted EBITDA of $122.6 million, Mr. Weishar’s maximum incentive award was $2 million. The Compensation Committee reduced the size of the award under the EBITDA incentive formula to the amount payable under the annual bonus program to equal a payout equal to the amount payable under the short-term incentive program, as described below. The annual short-term incentive program rewards company and individual performance.

Annual Cash Incentive

The Compensation Committee established target award opportunities for the Named Executives under the 2014 annual bonus program, which were expressed as a percentage of base salary. These target award opportunities were individually negotiated with our Named Executives prior to their accepting employment with our Company, and in certain cases have been adjusted by the Compensation Committee in prior years to move the executives’ target compensation towards the median to above median range.

Named Executive	2014 Target Annual Bonus Award Opportunity (% of Base Salary)
Mr. Weishar	125%
Mr. Froesel	80%
Mr. Vishnubhatla	80%
Mr. McKay	65%
Mr. Caneris	70%

For Messrs Weishar, Froesel and Vishnubhatla, annual bonuses are paid based on a combination of company financial performance as measured by adjusted EBITDA, Adjusted Diluted EPS and individual performance relative to pre-established financial and non-financial objectives. The Company must at least meet the threshold level of adjusted EBITDA in order for any payment to be made under the individual/group performance-based components. Under the program, (i) the bonus of Messrs Weishar, Froesel and Vishnubhatla is based 70% on Company performance (50% adjusted EBITDA and 20% Adjusted Diluted EPS) and 30% on individual performance, however, no payments are made under the program if the Company fails to meet the threshold amount under the annual bonus program.

For Messrs Caneris and McKay, annual bonuses are paid based on a combination of company financial performance as measured by adjusted EBITDA and individual performance relative to pre-established financial and non-financial objectives. The Company must at least meet the threshold level of adjusted EBITDA in order for any payment to be made under the individual/group performance-based components. Under the program, (i) the bonus of Messrs Caneris and McKay is based 50% on Company performance and 50% on individual performance; however, no payments are made under the program if the Company fails to meet the threshold amount under the annual bonus program.

For the Named Executives, the threshold performance level was set at 80% of the target performance and the maximum performance level was set at 120% of target performance; the same as in 2013.

Executive	Title	Company Performance	Individual/ Group Performance
Gregory Weishar	Chief Executive Officer	70%	30%
David Froesel	Executive Vice President, Chief Financial Officer and Treasurer	70%	30%
Suresh Vishnubhatla	Executive Vice President, Long Term Care Operations	70%	30%
Robert McKay	Senior Vice President of Purchasing and Trade Relations	50%	50%
Thomas Caneris	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	50%	50%

For the Named Executives, the performance and payout levels for the Company adjusted EBITDA goals were as follows; with actual bonus amounts interpolated between the percentages set forth in the chart based on actual results if performance was above the threshold:

Company Adjusted EBITDA Performance Level	Threshold: $93.7 million	Target: $117.1 million	Maximum: $140.5 million
Payout Level	80% of Award Target	100% of Award Target	120% of Award Target

For the Named Executives, the performance and payout levels for the Company adjusted Diluted EPS goals were as follows; with actual bonus amounts interpolated between the percentages set forth in the chart based on actual results if performance was above the threshold:

Company Adjusted Diluted EPS Level	Threshold: $1.18	Target: $1.39	Maximum: $1.60
Payout Level	85% of Award Target	100% of Award Target	115% of Award Target

Individual goals were established at the beginning of 2014 and were tailored to reflect priorities for each executive for 2014. Individual goals related to factors such as completing acquisitions, increasing sales and client retention, achieving annualized restructuring and savings objectives, implementing inventory management processes, lowering costs for procuring drug inventory, meeting departmental budgets, increasing cash flows, and other strategic initiatives.

For 2014, the Company achieved adjusted EBITDA of $122.6 million, which resulted in a 117.6% payout for the adjusted EBITDA financial component and adjusted Diluted EPS of $1.50, which resulted in a 126.4% payout for the adjusted Diluted EPS financial component of the award opportunities. Payouts for the individual components for the Named Executives ranged from 84% to 130% of target, resulting in total bonus payments of 101% to 123% of target.

No discretion was used in funding the bonus pool or in allocating the bonus pool.

For more information on the 2014 annual incentive opportunities for our Named Executives, please refer to the “Grants of Plan-Based Awards” section of this proxy statement on page 29.

Long-Term Incentives

The Company’s 2014 Long-Term Incentive Grants

Long-term target incentive opportunities are expressed as a percentage of base salary and vary among our Named Executives. Fiscal year 2014, long-term incentive opportunities for Messrs Weishar, Froesel, Vishnubhatla, McKay and Caneris were set to generally bring each executive’s total direct compensation at the 40th percentile compared to equivalent positions in peer companies and are shown above. The long-term incentive opportunities are in the median to above median range when compared to the peer group:

Named Executive	2014 Long-Term Incentive Award Opportunity (% of Base Salary)
Mr. Weishar	299%
Mr. Froesel	175%
Mr. Vishnubhatla	150%
Mr. McKay	115%
Mr. Caneris	138%

In fiscal year 2014, the long-term component of our executive compensation program for the Named Executives consisted of a combination of restricted stock units and performance share units. The Compensation Committee used performance share units to focus executives on longer-term operating performance expected to drive long-term stockholder value creation. Restricted stock units were granted to bolster the retention features of the executive compensation plan and further the goals of the Company’s stock ownership guidelines. These restricted stock units, and all prior restricted stock awards granted to the Named Executives vest in three equal annual installments. All restricted stock units which have been granted to the Named Executives under the Omnibus Incentive Plan have had a requirement that no restricted stock units may vest sooner than one year from the date of the grant. The performance shares vest at the end of a three year performance period subject to achievement of pre-established goals. The long-term incentive awards were granted in the following amounts as a percentage of each of the Named Executive’s long-term incentive target award: 50% restricted stock units and 50% performance share units to balance executive retention with a focus on long-term stock price and operating performance.

The performance share units granted to our Named Executives are based 70% on the achievement of an adjusted EBITDA target and 30% on the achievement of an Adjusted Diluted EPS target. Adjusted Diluted EPS is the net income for the applicable full year period and adding to net income the net of tax effect of certain amounts as reported in the Corporation’s disclosures in its Form 10-K as of and for the year ended December 31, 2014, divided by the weighted average of outstanding common stock shares and diluted equivalents on the last day of the applicable year. Adjusted EBITDA was selected as the performance measure for the 2014 performance share units to reinforce the importance of achievement of cost savings and earnings in the creation of long-term stockholder value. Adjusted Diluted EPS is used because we believe that in addition to EBITDA, our stockholders use EPS to assess the Company’s performance. We believe the combination of adjusted EBITDA and Adjusted Diluted EPS ensures that executives consider the impact on margins in executing strategies to fuel the Company’s profitable growth. For the 2014 performance share unit grants, performance will be measured based on 2016 adjusted EBITDA and Adjusted Diluted EPS performance. The adjusted EBITDA and Adjusted Diluted EPS performance objectives were set based on the Company’s longer-range plan, and at the time of grant were viewed to be challenging, but achievable. The actual number of performance share units earned can range from 50% at threshold performance to 150% of the target award at maximum performance, depending upon performance relative to the predetermined adjusted EBITDA and/or Adjusted Diluted EPS goals.

The 2012-2014 Performance Share Units

In fiscal year 2012, the long-term component of our executive compensation program for Messrs. Weishar, Vishnubhatla, Caneris and McKay consisted of a combination of restricted stock units and performance share units, with performance share units consisting of the 50% of the grant date fair value at target performance. Mr. Froesel was not employed with the Company in 2012. The Compensation Committee used Adjusted EBITDA for the Named Officers, other than Mr. Weishar, and Adjusted EBITDA and Adjusted Diluted EPS (70%/30% split) for Mr. Weishar as of December 31, 2014 as the performance measurement for the 2012-2014 long-term performance incentive.

Adjusted EBITDA Performance Level	Threshold: $95.2 million	Target: $119 million	Maximum: $142.8 million
Payout Level	80% of Award Target	100% of Award Target	120% of Award Target

Adjusted Diluted EPS	Threshold: $1.18	Target: $1.48	Maximum: $1.78
Payout Level	80% of Award Target	100% of Award Target	120% of Award Target

As the Company’s 2014 adjusted EBITDA was $122.6 million, and Adjusted Diluted EPS was $1.50 per share, payouts under the 2012-2014 Long-term Incentive Program were made at 111.3% of the target for adjusted EBITDA and 105.1% for Adjusted Diluted EPS.

Treatment of Equity Incentives in the Event of Change in Control

As provided in the Company’s Omnibus Incentive Plan or the award agreements related thereto, unvested equity awards granted to our Named Executives (with the exception of equity awards held by Mr. McKay, Senior Vice President of Purchasing and Trade Relations) may automatically vest upon certain terminations of a Named Executive’s employment following a change in control. We believe that such a “double trigger” provision will encourage our executive officers to assess takeover bids objectively without regard to the potential impact on their job security while maintaining the retention power of the compensation program following a change in control. Unvested equity awards granted to our Senior Vice President of Purchasing and Trade Relations automatically vest upon a change in control as provided under terms of his employment agreement, which was entered into in 2007 prior to the development of our overall executive compensation program and the decision to provide for “double trigger” vesting with respect to our executive officers generally.

Benefits and Perquisites

Our Named Executives are eligible to participate in our 401(k) plan and certain payments are made on their behalf in connection with life insurance premiums. Otherwise, they receive the same health, life and disability benefits available to our employees generally. We do not offer a defined benefit pension plan or a supplemental executive retirement plan.

Voluntary Deferred Compensation Plan

Commencing in 2008, the Company offers certain management and “highly compensated employees”, including our Named Executives the ability to elect to defer up to 50% of their base salary and up to 100% of such participant’s annual short-term incentive program cash bonus into a non-qualified deferred compensation plan. We believe the deferred compensation plan will serve to motivate and retain our executive officers by providing a tax-effective opportunity to save for their retirement and enable them to take a more active role in structuring the timing of certain compensation payments. Participant account balances are unsecured and the participants would be unsecured creditors of the Company if the Company became insolvent or was otherwise unable to pay the balances to the participants.

Stock Ownership Guidelines

We encourage our executive officers and other key employees to own stock in the Company. The Nominating and Governance Committee adopted stock ownership guidelines to align long-term interests of management with those of our stockholders and provide a continuing incentive to foster the Company’s success. The stock ownership guidelines became effective December 1, 2012 for certain key executive officers, including our Named Executives. Under the stock ownership guidelines, the CEO, Executive Vice Presidents, and Senior Vice Presidents are expected to own Company stock in the amount of 400%, 200%, and 100% of their annual base salary, respectively. Company Executives are expected to retain 50% of after-tax profit shares earned from the equity compensation program until the guidelines are achieved. Shares owned outright, held in a trust or other estate planning, and credited as deferred stock units or held in 401(k), and vested stock options count towards meeting the guidelines.

Each of the Named Executives except Mr. Froesel and Mr. Vishnubhatla, exceed the ownership levels, as established under the guidelines. As of April 21, 2015, the value of the Named Executives’ ownership in the Company is as follows: Gregory Weishar - $26,239,741 (771% of target); David Froesel - $457,268 (46% of target); Suresh Vishnubhatla - $1,105,658 (161%); Robert McKay - $1,910,132 (637% of target); and Thomas Caneris - $1,719,454 (527% of target). While the ownership of Mr. Froesel and Mr. Vishnubhatla do not meet the multiple for their position, they do meet the requirements applicable them in light of their length of service with the Company and the size and vesting of the equity grants made to date.

Policies with Respect to Speculation in the Company’s Securities

The Company, since its inception, has maintained a policy applicable to all directors, Company’s officers who file reports under Section 16 of the Securities Exchange Act of 1934 and other employees with access to material non-public information which prohibits speculative trading in the Company’s stock and the trading of derivative securities of the Company. Additionally, short sales and buying stock on margin or placing stock in margin accounts are also prohibited.

The Company also maintains an anti-pledging policy and an anti-hedging policy, each of which is applicable to all of Company’s officers who file reports under Section 16 of the Securities Exchange Act of 1934. The anti-pledging policy prohibits such persons from making any pledges of Company securities as collateral for a loan, or otherwise holding Company securities in a margin account. The anti-hedging policy encourages such persons from speculating in the Company’s securities, prohibits such persons from engaging in short sales of the Company’s securities, and prohibits such persons from trading in derivative securities relating to the Company’s securities.

Clawback Policy

The Company has a clawback policy that provides that payments that an executive officer may receive from the Company shall be subject to forfeiture or repayment to the extent required to comply with Section 304 of the Sarbanes-Oxley Act of 2002.

The Prior “Say On Pay” Vote

The Company conducted its third advisory vote on executive compensation last year at its 2014 Annual Meeting. While this vote was not binding on the Company, its Board of Directors or its Compensation Committee, the Company believes that it is important for its stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding the Company’s executive compensation philosophy, the Company’s compensation policies and programs, and the Company’s decisions regarding executive compensation, all as disclosed in this proxy statement. The Company’s Board of Directors and its Compensation Committee value the opinions of its stockholders and, to the extent there is any significant vote against the compensation of the Named Executives as disclosed in the proxy statement, the Company will consider its stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In addition to the annual advisory vote on executive compensation, the Company discusses with its stockholders executive compensation and corporate governance issues, from time to time, through meetings and telephone calls.

At the 2014 Annual Meeting, more than 93% of the votes cast on the advisory vote on executive compensation proposal (Proposal 3) were in favor of the named executive compensation as disclosed in the proxy statement, and as a result our named executive compensation was approved. The Board of Directors and Compensation Committee reviewed these final vote results and determined that, given the significant level of support, no changes to our executive compensation policies and decisions were necessary at this time based on the vote results.

The Company has determined that its stockholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by its stockholders at the 2012 Annual Meeting. Accordingly, the Company’s Board of Directors recommends that you vote FOR Proposal 3 at the Annual Meeting. For more information, see “Proposal 3—Advisory Vote to Approve the Compensation of the Company’s Named Executives (“Say On Pay”)” in this proxy statement.

Employment Agreements

The Company amended Mr. Weishar’s employment agreement in February, 2014 to extend the agreement for three years and provide for continued vesting of his post-2013 incentive awards for other than for cause terminations occurring on or after December 31, 2016, subject to compliance with restrictive covenants. The Company also amended and restated Mr. Froesel’s employment agreement in May, 2014 to provide for continued vesting of his post-2013 incentive awards for other than for cause terminations occurring on or after August 1, 2016, subject to compliance with restrictive covenants.

Our Board, based upon the recommendation of our Compensation Committee, approved the Company entering into employment agreements with Messrs Froesel, Vishnubhatla, Caneris and McKay at the time of hire. The purpose of these agreements is to attract and retain each of these individuals given their experience and qualifications to serve the Company in their respective capacities. In addition to providing for compensation opportunities described above and in the following tables and narratives, the employment agreements provide our Named Executives with benefits upon certain terminations of employment. The employment agreements also contain change in control benefits for our Named Executives to encourage them to remain focused on their work responsibilities during the uncertainty that accompanies a change in control and to provide benefits for a period of time after termination of employment following a change in control. The employment agreements contain post-employment non-competition and non-solicitation agreements for a period of twenty-four months for

Mr. Weishar and Mr. McKay, eighteen months for Messrs Froesel and Caneris and twelve months for Mr. Vishnubhatla, following the date of termination. The Company believes these agreements are an appropriate method of protecting the Company’s business and investment in human capital. The severance levels and benefits were determined through negotiations with the executives. For a description of the material terms of the employment agreements with each of our Named Executives, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan—Based Awards Table” below. Compensation that could potentially be paid to our Named Executives pursuant to the employment agreements upon a change in control is described below in “Potential Payments upon Termination or Change in Control.”

Tax Deductibility of Compensation

Section 162(m) of the Code restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1.0 million to the CEO and the other Named Executives, other than the Principal Financial Officer, if certain conditions are not fully satisfied. To the extent practicable, we have preserved deductibility of compensation paid to our executive officers. However, the Compensation Committee believes that maintaining flexible compensation programs that attract highly-qualified executives is important, and may, if appropriate, award compensation that is not fully deductible under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors hereby reports as follows:

1.	The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K with management.

2.	Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Proxy Statement for its 2015 Annual Meeting of Stockholders filed with the Securities and Exchange Commission.

The Compensation Committee

Thomas P. Mac Mahon, Chairman

Thomas P. Gerrity, Ph.D.

Patrick G. LePore

EXECUTIVE COMPENSATION

Summary Compensation Table for 2012 – 2014

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Gregory Weishar	2014	$855,021	$—	$2,515,517	$—	$1,316,250	$22,280	$4,709,068
Chief Executive Officer	2013	$837,699	$—	$1,922,278	$—	$1,218,936	$17,940	$3,996,853
	2012	$807,702	$—	$1,922,285	$—	$1,170,691	$13,324	$3,914,002

David Froesel	2014	$494,482	$—	$857,488	$—	$466,063	$154,497	$1,972,530
Executive Vice President and Chief Financial Officer and Treasurer	2013	$192,233	$—	$887,400	$—	$202,688	$17,287	$1,299,608

Suresh Vishnubhatla	2014	$343,269	$—	$487,524	$—	$321,547	$11,639	$1,163,980
Executive Vice President of Long-term Care Pharmacy Operations	2013	$258,928	$—	$229,508	$—	$234,700	$8,052	$731,187
	2012	$253,856	$—	$225,019	$—	$150,257	$8,042	$637,174

Thomas Caneris	2014	$326,268	$—	$443,748	$—	$230,343	$12,204	$1,012,563
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2013	$320,114	$—	$435,066	$—	$257,259	$11,968	$1,024,407
	2012	$308,651	$—	$435,061	$—	$250,810	$11,646	$1,006,168

Robert McKay	2014	$299,892	$—	$339,856	$—	$221,954	$12,059	$873,760
Senior Vice President of Purchasing and Trade Relations	2013	$294,187	$—	$330,288	$—	$210,544	$11,826	$846,845
	2012	$283,646	$—	$330,292	$—	$210,561	$10,807	$835,306

(1)	These amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the amounts are discussed in Note 10 of the Company’s audited financial statements for the year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2015.

For 2014, 2013 and 2012, stock awards to the Named Executives are made up of restricted stock unit awards and performance share unit awards as follows:

Name	Year	Restricted Stock Units	Performance Share Units
Gregory Weishar	2014	$1,257,758	$1,257,759
	2013	$961,139	$961,139
	2012	$1,153,371	$768,914	(4)
David Froesel	2014	$428,744	$428,744
	2013	$887,400	$—
Suresh Vishnubhatla	2014	$243,762	$243,762
	2013	$114,754	$114,754
	2012	$135,009	$90,010	(4)
Thomas Caneris	2014	$221,874	$221,874
	2013	$217,533	$217,533
	2012	$261,042	$174,019	(4)
Robert McKay	2014	$169,928	$169,928
	2013	$165,144	$165,144
	2012	$198,175	$132,117	(4)

For performance share unit awards that are subject to performance conditions, the reported amount is the value at the grant date based upon the probable outcome of such conditions consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

(2)	These amounts represent amounts earned under the Company’s short-term incentive program for the fiscal years ended December 31, 2014, 2013 and 2012. The Named Executives had to be employed with the Company on the date of payout to earn the bonuses under the short-term incentive program.

(3)	The amounts in this column include the Company’s contributions for the respective periods for the benefit of the Named Executives to the Company’s 401(k) Plan, the taxable value of life insurance premiums, severance payments and perquisites.

Name	Year	401(k) Matching	Life Insurance Premiums	Perquisites		Total
Gregory Weishar	2014	$10,400	$11,880	$—		$22,280
	2013	$10,200	$7,740	$—		$17,940
	2012	$5,517	$7,807	$—		$13,324
David Froesel	2014	$6,849	$7,888	$139,759	(5)	$154,497
	2013	$—	$2,590	$14,697		$17,287
Suresh Vishnubhatla	2014	$10,400	$1,239	$—		$11,639
	2013	$7,416	$635	$—		$8,052
	2012	$7,462	$580	$—		$8,042
Thomas Caneris	2014	$10,400	$1,804	$—		$12,204
	2013	$10,200	$1,768	$—		$11,968
	2012	$10,000	$1,646	$—		$11,646
Robert McKay	2014	$10,400	$1,659	$—		$12,059
	2013	$10,200	$1,626	$—		$11,826
	2012	$9,312	$1,495	$—		$10,807

(4)	Under the 2012 long-term incentive award, the company performance criteria for the Chief Executive Officer and Executive Vice Presidents is based 85% on adjusted EBITDA and 15% on an Adjusted Diluted EPS target. For the other Named Executives, the company performance criteria is based on adjusted EBITDA performance. The Company surpassed both the adjusted EBITDA and Adjusted EPS targets under the 2012 Long Term Incentive Program, resulting in payouts of 111.3% of the target amount for both performance metrics. For the Chief Executive Officer and Executive Vice Presidents, the Adjusted EPS target was also surpassed resulting in a payout of 110.4% of the target amount on that portion of the award. Mr. Froesel was not employed by the Company in 2012 and thus was not a participant in the 2012 Long Term Incentive Program. Therefore, for the remaining Named Executives, a payout of performance share units was earned in the following amounts:

	Grant Year	Performance Period Measurement Date	Performance Share Units Granted at Target	Market Value at Grant Date of Target Awards	Performance Share Units Earned	Market Value at Vest Date of Earned Awards
Gregory Weishar	2012	12/31/2014	56,372	$768,914	62,236	$1,733,273
David Froesel	2012	12/31/2014	—	$—	—	$—
Suresh Vishnubhatla	2012	12/31/2014	6,599	$90,010	7,345	$204,558
Thomas Caneris	2012	12/31/2014	12,758	$174,019	14,200	$395,470
Robert McKay	2012	12/31/2014	9,686	$132,117	10,781	$300,251

(5)	The perquisite relates to $84,951 of relocation expenses, plus the $54,808 of the tax gross-up, that was reimbursed by the Company.

Grants of Plan-Based Awards in 2014

The following table sets forth certain information concerning grants of awards to the Named Executives in the fiscal year ended December 31, 2014.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock Awards (4)

		Threshold	Target	Maximum	Threshold	Target	Maximum
Gregory Weishar
Short-term Incentive	3/11/2014	$459,854	$1,069,429	$1,633,553
Long-term Incentive	3/11/2014				25,399	50,798	76,197		$1,257,758
Long-term Incentive	3/11/2014							50,798	$1,257,759

David Froesel
Short-term Incentive	3/11/2014	$195,055	$398,072	$584,171
Long-term Incentive	3/11/2014				8,658	17,316	25,974		$428,744
Long-term Incentive	3/11/2014							17,316	$428,744

Suresh Vishnubhatla
Short-term Incentive	3/11/2014	$132,870	$271,164	$397,933
Long-term Incentive	3/11/2014				4,923	9,845	14,768		$243,762
Long-term Incentive	3/11/2014							9,845	$243,762

Thomas Caneris
Short-term Incentive	3/11/2014	$148,534	$228,514	$325,632
Long-term Incentive	3/11/2014				4,481	8,961	13,441		$221,874
Long-term Incentive	3/11/2014							8,961	$221,874

Robert McKay
Short-term Incentive	3/11/2014	$126,775	$195,039	$277,931
Long-term Incentive	3/11/2014				3,432	6,863	10,295		$169,928
Long-term Incentive	3/11/2014							6,863	$169,928

(1)	With respect to the Named Executives, the amounts in the table represent the estimated possible payouts of cash awards under the formula-based and individual-based component of the Company’s 2014 short-term incentive program which is tied to the Company’s financial performance and group/individual performance. The Company performance cycle for the 2014 short-term incentive program began on January 1, 2014 and ended on December 31, 2014.

(2)	The amounts in the table represent the estimated possible payouts of performance share unit awards under the Company’s 2014 long-term incentive program which is tied to the Company’s financial performance. The Company’s 2014 long-term incentive program is more fully described in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” section below. The performance cycle for the performance share unit awards granted March 11, 2014 commenced on January 1, 2014 and ends on December 31, 2016.

(3)	These restricted stock units were granted under the Company’s 2014 long-term incentive program. Restricted stock units granted to Named Executives will vest in three equal annual installments beginning on the first anniversary of the grant date.

(4)	Represents the grant date fair value computed in accordance with FASB ASC Topic 718. For awards that are subject to performance conditions, the reported amount is the value at the grant date based upon the probable outcome of such conditions consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

During 2012, 2013 and 2014, all of our Named Executives were employed pursuant to employment agreements with the Company. Additional provisions of the employment agreements are set forth in the Compensation Discussion and Analysis.

Employment Agreement with Mr. Weishar

On February 27, 2014, the Company amended and restated, in a letter agreement (the “Employment Agreement”) effective as of the same date, Mr. Weishar, our Chief Executive Officer’s, employment terms, superseding the previous employment agreements setting forth the terms and conditions of Mr. Weishar’s employment, dated September 29, 2010 and January 14, 2007, as amended. The original term of the Employment Agreement ends on December 31, 2016. The Employment Agreement will automatically be extended for successive one-year periods, unless either Mr. Weishar or the Company gives notice of non-renewal to the other at least 120 days before the then-scheduled expiration of the term. The Employment Agreement provides that Mr. Weishar receives a minimum annual base salary of at least $842,000. The Employment Agreement also provides that, for each year during the term, Mr. Weishar, to the extent that the quantitative performance objectives established annually by the Board or the Compensation Committee are met (i) will be eligible to receive a performance-based annual cash bonus with a target payment opportunity equal to at least 125% of his annual base salary , and (ii) will receive long-term incentive grants with an aggregate fair value equal to at least 230% of his annual base salary,

The type of compensation due Mr. Weishar in the event of the termination of his employment agreement with the Company varies depending on the nature of the termination.

Termination without Cause or Resignation for Good Reason—If we terminate Mr. Weishar’s employment without Cause or he terminates his employment with Good Reason, or due to a Change in Control (as such terms are defined below), he will be entitled to receive:

•	a lump-sum cash payment equal to the sum of (i) any earned but unpaid base salary through the date of termination, (ii) any expense reimbursement payments then due, (iii) an amount in respect of any earned but unused paid time off through the date of termination (with the value of unused paid time off being equal to his then annual base salary divided by 250) (such benefits, the “Accrued Benefits”), plus a the lesser of his annual target bonus or his maximum award earned under the Compensation Committee resolutions that establish the negative discretion approach under the Omnibus Incentive Plan (based on actual performance during the entire year and without regard to discretionary adjustments), prorated through the date of termination and payable on the date annual bonuses for the year of termination are payable to other senior executives; and

•	in the event a Change in Control has occurred within 12 months prior to the termination date, a lump-sum cash payment equal to three times the sum of his then annual base salary and annual target bonus for the calendar year in which termination occurs; or

•	in the event a Change in Control has not occurred within 12 months prior to the termination date, an amount equal to two times the sum of his then annual base salary and target bonus for the calendar year in which termination occurs, payable in equal monthly installments over the 24-month period following the termination date. However, if a Change in Control occurs after the termination date, the total amount of any unpaid installments shall be paid as a lump-sum cash payment on the date of the Change in Control. Additionally, if a Change in Control occurs after the termination date and either the Company gives written notice to Mr. Weishar of his termination after the Company has entered into a definitive agreement for one or more transactions that would result in a Change in Control, or the Change in Control occurs within 6 months after the termination date and Mr. Weishar’s termination occurred at the request of a third party who had taken steps reasonably calculated to effect a Change in Control, then the Company will pay Mr. Weishar an additional lump-sum cash payment on the date of the Change in Control equal to the sum of his annual base salary as of the termination date and annual target bonus for the calendar year in which the termination date occurs.

In addition to the foregoing cash payments:

•

with respect to compensatory stock options, compensatory restricted stock awards, performance-based equity awards and other equity based awards granted prior to January 1, 2011, such awards shall vest and have their restrictions lapse in connection with Mr. Weishar’s termination of employment as of the termination date (except with respect to performance-based equity awards which shall vest as of the end of the applicable performance period). Performance-based equity awards will only vest to the extent applicable performance goals are achieved (disregarding any exercise of negative discretion that is not similarly applied to all senior executive participants). Compensatory stock options shall remain exercisable until the earliest of a Change in Control upon which all other compensatory stock options or similar awards cease to be exercisable, the second anniversary of the termination date or the expiration of their maximum stated term; and

•	with respect to compensatory stock options, compensatory restricted stock awards, performance-based equity awards and other equity based awards received on or after January 1, 2011 and prior to January 1, 2014, such awards shall vest and have their restrictions lapse in connection with Mr. Weishar’s termination of employment as of the termination date (except with respect to performance-based equity awards which shall vest as of the end of the applicable performance period). Performance-based equity awards will only vest to the extent applicable performance goals are achieved (disregarding any exercise of negative discretion that is not similarly applied to all senior executive participants). Compensatory stock options shall remain exercisable until the earliest of a Change in Control upon which all other compensatory stock options or similar awards cease to be exercisable, the second anniversary of the termination date or the expiration of their maximum stated term; and

•	with respect to compensatory stock options, compensatory restricted stock awards, performance-based equity awards and other equity based awards received on or after January 1, 2014, such awards shall be treated as follows: (i) if the termination date occurs prior to December 31, 2016, each compensatory stock option shall vest before the first anniversary of the termination and remain, exercisable until the earliest of a Change in Control, the ninetieth (90th) day after the termination date, or the expiration of their maximum stated term; (ii) if the Termination Date occurs on or after December 31, 2016, each such compensatory stock option vest and become exercisable in accordance with the employment vesting schedule as if employment hereunder had continued, and shall remain, exercisable until the earliest of a Change in Control, the third anniversary of the termination date, or the expiration of its maximum stated term; (iii) if the termination date occurs prior to December 31, 2016, each such compensatory restricted stock award shall, to the extent that it would have become vested on or before the first anniversary of the termination date if your employment had continued, become fully vested, and its restrictions shall lapse, as of the termination date; (iv) if the termination date occurs on or after December 31, 2016, each such compensatory restricted stock award shall continue to vest in accordance with its original vesting schedule; (v) if the Termination Date occurs prior to December 31, 2016, a pro-rata portion of each such performance-based equity award shall vest and not be forfeitable to the extent applicable performance goals are achieved; (vi) if the termination date occurs on or after December 31, 2016, each such performance-based equity award shall vest and not be forfeitable as of the end of the applicable performance period (in full and without pro-ration) to the extent applicable performance goals are achieved; and

•	coverage for a period of 24 months under the Company’s welfare benefit plans at Mr. Weishar’s expense, provided that for such 24 month period, the Company shall make payments to Mr. Weishar on a monthly basis equal to the after-tax cost of coverage for such plans.

“Cause” is defined as Mr. Weishar’s conviction of, or plea of guilty or nolo contendere to, a felony; his commission of intentional acts of gross misconduct (including, without limitation, theft, fraud, embezzlement or dishonesty) that significantly impair the business of the Company or cause significant damage to its property, reputation or business; his willful refusal to perform, or willful failure to use good faith efforts to perform, material duties that remain uncured for 14 days following written request from the Board for cure; his willful and material breach of any material provision of the Company’s code of ethics, or of any other material policy governing the conduct of its employees generally, that remains uncured for 14 days following written request from the Board for cure; or his willful and material breach of the employment agreement that remains uncured for 14 days following written request from the Board for cure.

“Good Reason” is defined as any material diminution in Mr. Weishar’s authorities, titles or offices, or the assignment to him of duties that materially impair his ability to perform the duties normally assigned to the chief executive officer of a Company of the size and nature of the Company (other than a failure to be re-elected to the Board following nomination for election); any change in the reporting structure such that he reports to someone other than the Board; any relocation of the Company’s principal office, or of his principal place of employment to a location more than 50 miles the existing principal office or principal place of employment; any material breach by the Company, or any of its affiliates, of any material obligation to Mr. Weishar under his employment agreement; or any failure of the Company to obtain the assumption in writing of its obligations to perform the employment agreement by any successor to all or substantially all of the business and assets of the Company within 15 days after any merger, consolidation, sale or similar transaction; in each case that either has not been consented to by Mr. Weishar or is not fully cured within 30 days after written notice to the Company requesting cure.

Termination for Death or Disability—If Mr. Weishar’s employment is terminated due to his death or disability (defined as his inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this agreement for 180 days out of any 270 consecutive days), he (or his successors-in-interest) shall receive a lump-sum cash payment equal to the Accrued Benefits plus his annual target bonus for the calendar year in which termination occurs. In addition to the foregoing cash payment:

•	with respect to compensatory stock options, compensatory restricted stock awards, performance-based equity awards and other equity based awards granted prior to January 1, 2014, to the extent such awards would have vested, had their restrictions lapse or become exercisable prior to the first anniversary of the termination date, such awards shall vest and have their restrictions lapse in connection with Mr. Weishar’s termination of employment as of the termination date. Compensatory stock options shall remain exercisable until the earliest of a Change in Control upon which all other compensatory stock options or similar awards cease to be exercisable, the first anniversary of the termination date or the expiration of their maximum stated term;

•	each equity compensatory stock option and compensatory restricted stock award granted after January 1, 2014 shall immediately vest. Compensatory stock options shall be exercisable until the expiration of one year from the date of death or disability. Performance-based equity awards granted after January 1, 2014 shall vest based on actual performance with no pro-ration for service; and

•	coverage for a period of 12 months under the Company’s welfare benefit plans at Mr. Weishar’s expense, provided that for such 12 month period, the Company shall make payments to Mr. Weishar on a monthly basis equal to the after-tax cost of coverage for such plans.

Termination Due to Non-Renewal of Employment Agreement or Other Terminations—If Mr. Weishar’s employment is terminated because of the expiration of its term due to notice of non-renewal or for any other reason (including voluntary resignation), he will be entitled to receive a lump-sum cash payment equal to the Accrued Benefits. In addition to the foregoing cash payment:

•	in the case Mr. Weishar’s employment is terminated in connection with of the expiration of the agreement’s term due to notice of non-renewal by the Company, compensatory stock options, compensatory restricted stock awards, performance-based equity awards shall be treated as if Mr. Weishar was terminated by the Company without Cause and as explained above;

•	in the case of Mr. Weishar’s employment is terminated in connection with of the expiration of the agreement’s term due to his notice of non-renewal, with respect to compensatory stock options (i) received prior to January 1, 2014, shall be, and remain, fully vested as of the termination date and shall be, and remain, fully exercisable until the earliest of a Change in Control, the first anniversary of the termination date, or the expiration of its maximum stated term; and

•	In the case Mr. Weishar resigns on or after December 31, 2016, and without Good Reason (whether due by your delivery of written notice of non-renewal or otherwise), each compensatory stock option, compensatory restricted stock award, and each performance-based equity award received on or after January 1, 2014, shall be treated as if Mr. Weishar had resigned with Good Reason, and as explained above.

Change in Control—In the event of the termination of Mr. Weishar’s employment (a) after the Company has entered into a definitive agreement that would result in a Change in Control (as defined below) and such Change in Control occurs within six (6) months after termination, (b) at the request of a third party who has taken steps reasonably calculated to effect a Change in Control and such Change in Control occurs within six (6) months after termination of employment, or (c) within twenty-four (24) months after a Change in Control, in each case either by the Company without Cause or due Mr. Weishar’s resignation with Good Reason then (i) each compensatory stock option received shall become fully vested, and shall be exercisable until the earlier of the second anniversary of the termination date or its maximum stated term; (ii) each compensatory restricted stock award received shall become fully vested, and all contractual restrictions on it shall lapse as of the termination date; (iii) each unvested performance-based equity award received shall also become fully vested, and non-forfeitable to the extent of the target number of shares subject to the award; and (iv) any other equity-based award shall become fully vested and non-forfeitable. Notwithstanding the foregoing, a termination of employment described in clause (a) or (b) above shall have no effect on the vesting of exercisability of any equity-based award granted prior to January 1, 2014.

Change in control is defined as:

•	any person or group acquires stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

•	any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company;

•	the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination either: (i) more than 50% of the total fair market value of the stock of the corporation resulting from such Business Combination (the “Surviving Corporation”) or the ultimate parent corporation of the Surviving Corporation (the “Parent Corporation”) is represented by stock of the Company that was outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares of the Surviving Corporation or Parent Corporation into which stock of the Company was converted pursuant to such Business Combination) or (ii) 50% or more of the total voting power of Surviving Corporation or Parent Corporation is represented by stock of the Company that was outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares of the Surviving Corporation or Parent Corporation into which stock of the Company was converted pursuant to such Business Combination);

•	during any twelve (12) month period a majority of the individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) are replaced, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; or

•	any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions (for this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets); provided, however that no change in control shall be deemed to occur as a result of a transfer to:

•	a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

•	an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

•	a person or group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

•	an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described above.

Effect of Golden Parachute Tax—If the aggregate of payments, awards, benefits and distributions (or any acceleration of any payments, awards, benefits or distributions) due to Mr. Weishar under the employment agreement or under any other plan, program, agreement or arrangement of the Company (or of any of its affiliated entities) or any entity which effectuates a change in control (or any of its affiliated entities) (the “280G benefits”), would, if received by him in full and valued under Section 280G of the Code, constitute “parachute payments” as such term is defined in and under Section 280G of the Code, and the payment the 280G benefits net federal, state and local taxes and excise taxes under Section 4999 of the Code would exceed $1.00 less than three times Mr. Weishar’s “base amount” (as defined under Section 280G), then such payments, benefits and distributions shall be reduced pro rata or eliminated to the extent necessary to ensure that such amounts do not constitute parachute payments. Such payments, benefits and distributions shall be reduced or eliminated in the following order: first, the elimination of cash benefits (other than cash benefits relating to the acceleration of equity awards) which do not constitute “deferred compensation” under Section 409A of the Code, then all other benefits (other than cash benefits relating to the acceleration of equity awards). To the extent the 280G benefits would not exceed $1.00 less than three times Mr. Weishar’s “base amount,” then they shall not be reduced or eliminated.

If it is established that 280G benefits have been made or provided for Mr. Weishar’s benefit by the Company in excess of such limitations, Mr. Weishar shall repay such excess amount to the Company on demand, together with interest on such amount. In the event 280G benefits were not made by the Company should have been made, then the Company shall pay him an amount equal to such underpayment, together with interest on such amount.

Non-Competition—Mr. Weishar agreed that during his employment and for a two-year period following the termination of his employment that he will not, for himself or on behalf of any other person or entity, directly or indirectly, engage in, acquire any significant financial or beneficial interest in, be employed by, participate materially in, own, manage, operate or control or be materially connected with, in any relevant manner any entity that competes materially with the business of the Company (considering only business conducted by the Company during the term of the employment agreement, or being actively planned by the Company as of the date of his termination) in the United States of America.

Non-Solicitation—Furthermore, Mr. Weishar agreed that during his employment with the Company and for a one-year period following the termination of his employment that he will not personally (i) other than in the course of performing his duties for the Company or its affiliates, directly or indirectly, for his own account or for the account of any other person, solicit for employment, hire, or otherwise interfere with the relationship of the Company with, any person who is an employee of, or a consultant to, the Company at the time of solicitation, hiring or interference, or (ii) in competition with the Company, directly or indirectly, individually or on behalf of other persons solicit or seek to do business with any entity which, as of the earlier of the date of termination of his employment or the date of solicitation, was a customer or a client of the Company or was, to his knowledge, being actively solicited by the Company to be a customer or client of the Company.

Confidentiality—Mr. Weishar also agreed to certain confidentiality provisions in his employment agreement.

Employment Agreements with Other Named Executives

On May 30, 2014, we entered into an amended and restated employment agreement with Mr. Froesel. On March 22, 2011, we entered into an employment agreement with Mr. Vishnubhatla. On August 7, 2007, we entered into an employment agreement with Mr. Caneris. On July 31, 2007, we entered into an employment agreement with Mr. McKay (Mr. Froesel, Mr. Vishnubhatla, Mr. Caneris and Mr. McKay are collectively referred to in this section as the “Executive Officers”). Mr. Froesel’s amended and restated agreement has an initial term through August 1, 2016, subject to automatic renewal for unlimited one-year periods absent cancellation on 120 days prior written notice by the Company or Mr. Froesel. The agreements of Mr. Vishnubhatla and Mr. Caneris provide for an indefinite term of employment, subject to certain termination of employment described in more detail below. Mr. McKay’s employment agreement expired on December 31, 2014 and automatically renews for one year periods unless notice of non-renewal is provided by either party. We refer to the period in which an Executive Officer is employed as the “Employment Period”.

Pursuant to the terms of their employment agreements, Mr. Froesel, Mr. Vishnubhatla, Mr. Caneris, and Mr. McKay received or receive a minimum base salary of $490,000, $250,000, $250,000 and $250,000 respectively, which is reviewed annually by our Compensation Committee and our Chief Executive Officer.

During the Employment Period, each of the Executive Officers is eligible to (i) participate in any short-term and long-term incentive programs established or maintained by the Company for senior level executives generally, (ii) participate in all incentive, savings and retirement plans and programs of the Company to at least the same extent as other senior executives of the Company, (iii) participate, along with their dependents, in all welfare benefit plans and programs provided by the Company to at least the same extent as other senior executives of the Company, and (iv) four weeks of paid vacation per calendar year.

The type of compensation due to each of the Executive Officers in the event of the termination of his Employment Period varies depending on the nature of the termination.

Termination without Cause or Resignation for Good Reason—If, during the Employment Period, we terminate an Executive Officer’s employment without Cause or he terminates his employment with Good Reason (as such terms are defined below), such Executive Officer will be entitled to receive:

•	A lump-sum cash payment equal to (i) the Executive Officer’s base salary through the date of termination that has not yet been paid, (ii) a pro rata bonus for the calendar year of termination, to be determined using the Executive Officer’s 100% target bonus, (iii) any accrued but unpaid vacation pay, and (iv) any other unpaid items that have accrued and to which the Executive Officer has become entitled as of the date of termination (collectively referred to herein as the “Accrued Obligations”); and

•	(i) Continued payment for 18 months of the Executive Officer’s (12 months of Mr. Vishnubhatla’s) then current base salary and (ii) a bonus equal to the average of the annual bonuses earned by the Executive Officer over the three complete years prior to the date of termination (or, if less than three years, the average bonus earned during such shorter period).

In addition to the foregoing cash payments:

•	For the 18 month period (or the 12 month period for Mr. Vishnubhatla) following the date of termination, will be entitled to receive a waiver of the applicable premium otherwise payable for

COBRA continuation coverage for the Executive Officer, his spouse and eligible dependents, for health, prescription, dental and vision benefits; provided that to the extent COBRA continuation coverage eligibility expires before the end of such period, the Executive Officer will receive payment, on an after-tax basis, of an amount equal to such premium. The Company’s obligations to provide such benefits will cease upon the date of commencement of eligibility of the Executive Officer under the group health plan of any other employer or the date of commencement of eligibility of the Executive Officer for Medicare benefits;

•	Each Executive Officer will be entitled to receive executive level outplacement assistance under any outplacement assistance program of the Company then in effect; and

•	Each outstanding option, restricted stock or other equity award held by the Executive Officer shall become vested to the extent provided for under the terms governing such equity incentive award; provided, however, that Mr. McKay’s stock options and restricted stock units that would have become vested or exercisable on or before the third anniversary of the termination date, had his employment continued through such third anniversary, shall become fully vested and exercisable as of such termination date pursuant to the terms of his employment agreement; further provided, that if such termination of Mr. Froesel occurs before August 1, 2016, his then outstanding stock options, restricted stock units and other incentive awards shall become fully vested and exercisable as of such termination date pursuant to the terms of his employment agreement. If such termination of Mr. Froesel’s employment occurs on or after August 1, 2016, (i) any outstanding stock option, restricted stock or other equity incentive awards, other than performance-based equity awards, will continue to vest and become exercisable in accordance with the applicable existing vesting schedule as if his employment continued through each vesting date and (ii) performance-based equity awards will fully vest.

The Company’s obligation to provide any of the payments described above, to the extent not accrued as of the date of termination, will be conditioned upon the receipt from the Executive Officer of a valid release of claims against the Company. In addition, to the extent any of the foregoing payments, compensation or other benefits is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Executive Officer is a specified employee for purposes of Section 409A, such payment, compensation or other benefit will not be paid or provided to the Executive Officer prior to the day that is six (6) months plus one (1) day after the date of termination.

“Cause” is generally defined in each of the employment agreements as the Executive Officer’s (i) continued failure to substantially perform his duties over a period of not less than 30 days after a demand for substantial performance is delivered by our Board or Chief Executive Officer, (ii) willful misconduct materially and demonstrably injurious to the Company, (iii) commission of or indictment for a misdemeanor which, as determined in good faith by our Board, constitutes a crime of moral turpitude and gives rise to material harm to the Company, (iv) commission of or indictment for a felony, or (v) material breach of his obligations under the employment agreement.

“Good Reason” is generally defined in each of the employment agreements as (i) any reduction in the Executive Officer’s base salary, incentive bonus opportunity or long-term incentive opportunity, other than reductions applicable to all members of senior management or (ii) material failure by the Company to comply with certain provisions of the employment agreement relating to the Executive Officer’s position and duties and compensation, other than an isolated, insubstantial or inadvertent failure that is not taken in bad faith and is cured by the Company within 30 days of receipt of written notice thereof from the Executive Officer. For Mr. Vishnubhatla’s employment agreement, the definition of “Good Reason” also includes the relocation of him to a facility or a location more than fifty (50) miles from his then current location. In general, the Company will have 20 days to cure any conduct that gives rise to Good Reason.

Termination for Death or Disability—If an Executive Officer’s employment is terminated due to his or her death or disability (defined as a condition entitling the Executive Officer to benefits under the Company’s long-

term disability plan), the Company shall pay to the Executive Officer (his or her estate), the Accrued Obligations. In addition, if an Executive Officer’s employment is terminated due to his or her death, each outstanding option, restricted stock unit or other equity award held by the Executive Officer shall become vested.

Termination for Cause or Resignation other than for Good Reason—If an Executive Officer’s employment is terminated by us for Cause or by the Executive Officer for other than Good Reason, the Company shall pay to the Executive Officer the Executive Officer’s base salary through the date of termination that has not been paid and the amount of any declared but unpaid bonuses, accrued but unpaid vacation pay and unreimbursed employee business expenses.

Change in Control—The employment agreements of Mr. Froesel, Mr. Vishnubhatla and Mr. Caneris have change in control provisions that formalize their severance benefits if they are terminated under the circumstances discussed below after a change in control of the Company. The employment agreements of Mr. Froesel, Mr. Vishnubhatla and Mr. Caneris do not entitle these officers to any additional payments or benefits solely upon the occurrence of a change in control. However, if, within one year following a change in control, their employment is terminated (i) by the Company or the officer following the occurrence of (A) a reduction in the officer’s base salary other than a reduction that is based on the Company’s financial performance or a reduction similar to the reduction made to the salaries provided to all or most other senior executives of the Company, (B) a significant change in the officer’s responsibilities and/or duties which constitute a demotion, (C) a material loss of title or office, or (D) a relocation of the officer’s principal place of employment of more than 50 miles, or (ii) by the Company without Cause (an event described in (i-ii) being a “CIC Termination”), the officer will be entitled to the same payments and benefits he or she would have received upon a termination without Cause or resignation for Good Reason, as described above. Mr. McKay’s Employment Agreement provides for immediate vesting of any outstanding options, restricted stock or other equity incentive award upon a change in control of the Company. In the event of a CIC Termination, Mr. McKay will be entitled to the same payments and benefits he would have received upon a termination without Cause or resignation for good reason. In addition, subject to the officer’s execution of a written release of claims against the Company, the officer will become vested in any outstanding options, restricted stock, or other equity incentive awards outstanding as of the date of such termination.

Change in Control means:

•	any “person,” as defined in the Securities Exchange Act of 1934, as amended, acquiring 40% or more of our common stock;

•	a majority of our directors being replaced under certain circumstances;

•	a merger or consolidation of the Company with any other Company (other than a merger or consolidation where the outstanding voting securities of the Company immediately prior to such an event continue to represent more than 40% of the combined voting power after such event or a merger or consolidation); and

•	approval by our stockholders to liquidate or dissolve the Company or to sell all or substantially all of the Company’s assets in certain circumstances.

In the event that any payments made and/or benefits provided to (or any acceleration of any payments or benefits to) Mr. Caneris in connection with a change in control pursuant to the employment agreement or any other agreement, plan or arrangement (the “Change in Control Payments”) are determined to constitute a parachute payment (as such term is defined in Section 280G(b)(2) of the Code) and such Change in Control Payments with respect to Mr. Caneris in the aggregate exceed the amount which can be deducted by us under Section 280G of the Code by (i) less than 10% of the aggregate value of the Change in Control Payments, then the Change in Control Payments shall be reduced to the maximum amount which can be deducted by us or (ii) more than 10% of the aggregate value of the Change in Control Payments, then we shall pay to Mr. Caneris an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the excise tax imposed under Section 4999 of the Code on the Change in Control Payment. In the event that any Change in

Control Payments to be made or provided to Mr. McKay are determined to subject Mr. McKay to an excise tax under Section 4999 of the Code, then the Change in Control Payments to be made or provided to Mr. McKay shall be limited such that his Change in Control Payments received on an after-tax basis shall be less than the amount that would subject Mr. McKay to such excise tax. Mr. Vishnubhatla’s employment agreement does not provide for any adjustments to his Change in Control Payments.

If the aggregate of the Change in Control Payments due to Mr. Froesel under his Employment Agreement or under any other plan, program, agreement or arrangement of the Company (or any of its affiliated entities) or any entity which effectuates a change in control (or any of its affiliated entities) (the “280G Benefits”) would, if received by him in full and valued under Section 280G of the Code, constitute “parachute payments” as such term is defined in and under Section 280G of the Code, and the payment of the 280G benefits after all federal, state and local taxes and excise taxes under Section 4999 of the Code would exceed $1.00 less than three times Mr. Froesel’s “base amount” (as defined under Section 280G), then such Change in Control Payments shall be reduced pro rata or eliminated to the extent necessary to ensure that such amounts do not constitute parachute payments. Such Change in Control Payments shall be reduced or eliminated in the following order: first, the elimination of cash benefits (other than cash benefits relating to the acceleration of equity awards) which do not constitute “deferred compensation” under Section 409A of the Code, then all other benefits (other than cash benefits relating to the acceleration of equity awards). To the extent the 280G benefits would not exceed $1.00 less than three times Mr. Froesel’s “base amount,” then they shall not be reduced or eliminated. If the reduction of the 280G Benefits would not result in a greater after-tax result to Mr. Froesel, no amounts payable to him shall be reduced.

The determination of whether any payment or benefit to be paid or provided to any Executive Officer constitutes a parachute payment and, if so, the amount to be paid to the officer and the time of payment shall be made by a nationally-recognized independent accounting firm selected and paid for by us.

Each of Mr. Froesel, Mr. McKay, Mr. Vishnubhatla and Mr. Caneris has also agreed to certain confidentiality, non-competition and non-solicitation provisions in their respective employment agreements.

2014 Annual Cash Incentives—Mr. Weishar

Pursuant to the Company’s 2014 short-term incentive program, the incentive opportunity for Mr. Weishar was based upon on an incentive formula tied to our adjusted EBITDA which is the non-GAAP adjusted EBITDA reported in the Company’s Form 10-K except that there shall not be an add-back for stock based and deferred compensation. Adjusted EBITDA was selected as the objective performance criterion because it is critical to focus our Named Executives on earnings and the achievement of cost savings.

Mr. Weishar’s incentive formula was 2.2% of adjusted EBITDA for 2014, provided that adjusted EBITDA was at least $114.5 million for the year (but in no event could the incentive exceed $2 million). The Compensation Committee had, and exercised, the authority to reduce the annual amount payable under the EBITDA incentive formula based on its assessment of financial goals (e.g., adjusted EBITDA and Adjusted Diluted EPS) and his individual performance as set forth below in the description of the 2014 Annual Bonus Program.

2014 Annual Bonus Program

Pursuant to the Company’s 2014 short-term incentive program, our Named Executives had the opportunity to earn annual cash incentives for meeting annual performance goals and individual performance goals.

For Messrs Weishar, Froesel and Vishnubhatla, annual bonuses are paid based on a combination of company financial performance as measured by adjusted EBITDA, Adjusted Diluted EPS and individual performance relative to pre-established financial and non-financial objectives. The Company must at least meet the threshold level of adjusted EBITDA in order for any payment to be made under the individual/group performance-based components. Under the program, (i) the bonus of Messrs Weishar, Froesel and Vishnubhatla is based 70% on Company performance (50% adjusted EBITDA and 20% adjusted Diluted EPS) and 30% on individual performance, however, no payments are made under the program if the Company fails to meet the threshold amount under the annual bonus program.

For Messrs Caneris and McKay, annual bonuses are paid based on a combination of company financial performance as measured by adjusted EBITDA and individual performance relative to pre-established financial and non-financial objectives. The Company must at least meet the threshold level of adjusted EBITDA in order for any payment to be made under the individual/group performance-based components. Under the program, (i) the bonus of Messrs Caneris and McKay is based 50% on Company performance and 50% on individual performance; however, no payments are made under the program if the Company fails to meet the threshold amount under the annual bonus program.

For the Company in 2014, $117.1 million of adjusted EBITDA was set as the target for the payment of bonuses. Adjusted EBITDA goals for the Company for threshold and maximum bonuses were $93.7 million and $140.5 million, respectively. For the Company in 2014, $1.39 of adjusted Diluted EPS was set as the target for the payment of bonuses. Adjusted Dilutes EPS goals for the Company for threshold and maximum bonuses were $1.18 and $1.60, respectively.

Target bonus opportunities were expressed as a percentage of base salary and vary among our Named Executives. Mr. Weishar’s target annual bonus is equal to 125% of his base salary. In fiscal year 2014, Mr. Froesel, Mr. McKay, Mr. Vishnubhatla and Mr. Caneris were eligible for annual target bonus opportunities (represented as a percentage of base salary) of 80%, 65%, 75% and 70% respectively.

The Company achieved adjusted EBITDA of $122.6 million for the fiscal year ended December 31, 2014 which resulted in total bonuses (reflecting the individual component of the bonus as well) being paid to the Named Executives at a 117.6% pay out level for the Adjusted EBITDA component and adjusted Diluted EPS of $1.50, which resulted in a 126.4% payout for the adjusted Diluted EPS financial component of the award opportunities. Payouts for the individual components for the Named Executives ranged from 84% to 130% of target, resulting in total bonus payments of 101% to 123% of target.

The Named Executives must remain continuously employed full-time by the Company until the award payment date in order to be entitled to receive a payout of an award under the 2014 short-term incentive program.

2014 Long-Term Incentive Program

Pursuant to the Company’s 2014 long-term incentive program (the “2014 LTIP”), our Named Executives are eligible to receive restricted stock units and performance share unit awards based on pre-established performance objectives and goals. The 2014 LTIP performance criteria for all Named Executives is based 70% on an adjusted EBITDA target and 30% on an adjusted diluted EPS target. The 2014 LTIP performance cycle began on January 1, 2014 and ends on December 31, 2016.

Awards were granted pursuant to the 2014 LTIP to our Named Executives in the following amounts as a percentage of the bonus target: 50% restricted stock units and 50% performance share units. On March 11, 2014, the Board of Directors, upon recommendation of the Compensation Committee, awarded restricted stock units and performance share units under the 2014 LTIP in the following amounts to the following Named Executives:

Name	Year of Grant	Restricted Stock Units	Performance Share Awards
Gregory Weishar	2014	50,798	50,798
David Froesel	2014	17,316	17,316
Suresh Vishnubhatla	2014	9,845	9,845
Thomas Caneris	2014	8,961	8,961
Robert McKay	2014	6,863	6,863

The restricted stock units granted under the Company’s 2014 long-term incentive program will vest in three equal annual installments beginning on the first anniversary of the grant date. In the event of a change in control, acceleration of vesting of restricted stock units will occur if an employee is terminated by the Company without cause or the employee voluntarily terminates employment with good reason during the 24 month period following a change in control (“Qualifying Termination”). Vesting of restricted stock units will accelerate immediately regardless of a Qualifying Termination if the acquirer does not assume the restricted stock unit awards. If the acquirer assumes the restricted stock unit awards, restricted stock units will continue to vest according to their original vesting schedules; provided that vesting will subsequently accelerate upon a Qualifying Termination within 24 months after the change in control, and unvested restricted stock units would be forfeited upon any other termination (unless otherwise specified by the terms of an employment agreement). With respect to performance share units, in the event of a Qualifying Termination, performance shares units will be converted to time-based restricted stock units at the change in control assuming achievement of 100% of the performance targets. Such restricted stock units will have the same terms of the restricted stock units granted pursuant to the 2014 LTIP and will be deemed to have been granted as of March 11, 2014.

Additional provisions of the 2014 incentive programs are set forth in the Compensation Discussion and Analysis.

Outstanding Equity Awards at December 31, 2014

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executives as of December 31, 2014.

	Option Awards					Stock Awards
				Option Exercise Price	Option Expiration Date	Restricted Stock Units (6)		Performance Share Units
	Number of Securities Underlying Unexercised Options (#) (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)			Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exerc- isable	Unexerc- isable (2)
Gregory Weishar
2008 LTI Grant	85,500	—	—	$15.10	3/10/2015	—	$—	—		$—
2009 LTI Grant	166,664	—	—	$14.89	3/3/2016	—	$—	—		$—
2010 LTI Grant	155,836	—	—	$18.48	3/16/2017	—	$—	—		$—
2011 LTI Grant	137,100	45,701	—	$10.84	3/25/2018	—	$—	—		$—
2012 LTI Grant	—	—	—	$—	—	28,186	$583,732	56,372	(3)	$1,167,464
2013 LTI Grant	—	—	—	$—	—	44,251	$916,438	66,377	(4)	$1,374,668
2014 LTI Grant	—	—	—	$—	—	50,798	$1,052,027	50,798	(5)	$1,052,027
David Froesel
2013 LTI Grant	—	—	—	$—	—	40,000	$828,400	—		$—
2014 LTI Grant	—	—	—	$—	—	17,316	$358,614	17,316	(5)	$358,614
Suresh Vishnubhatla
2011 LTI Grant	15,538	5,181	—	$10.84	3/25/2018	—	$—	—		$—
2012 LTI Grant	—	—	—	$—	—	3,299	$68,322	6,599	(3)	$136,665
2013 LTI Grant	—	—	—	$—	—	5,283	$109,411	7,925	(4)	$164,127
2014 LTI Grant	—	—	—	$—	—	9,845	$203,890	9,845	(5)	$203,890
Thomas Caneris
2009 LTI Grant	25,000	—	—	$14.89	3/3/2016	—	$—	—		$—
2010 LTI Grant	33,565	—	—	$18.48	3/16/2017	—	$—	—		$—
2011 LTI Grant	—	9,588	—	$10.84	3/25/2018	—	$—	—		$—
2012 LTI Grant	—	—	—	$—	—	6,379	$132,109	12,758	(3)	$264,218
2013 LTI Grant	—	—	—	$—	—	10,015	$207,411	15,023	(4)	$311,126
2014 LTI Grant	—	—	—	$—	—	8,961	$185,582	8,961	(5)	$185,582
Robert McKay
2010 LTI Grant	28,360	—	—	$18.48	3/16/2017	—	$—	—		$—
2011 STI Grant	—	—	—	$—	—	—	$—	—		$—
2011 LTI Grant	24,546	8,183	—	$10.84	3/25/2018	—	$—	—		$—
2012 LTI Grant	—	—	—	$—	—	4,843	$100,299	9,686	(3)	$200,597
2013 LTI Grant	—	—	—	$—	—	7,603	$157,458	11,405	(4)	$236,198
2014 LTI Grant	—	—	—	$—	—	6,863	$142,133	6,863	(5)	$142,133

(1)	All options are to purchase shares of the Company’s common stock.

(2)	The unvested options held by the following Named Executives as of December 31, 2014 will vest as follows:

Unvested Options
Vesting Date	Mr. Weishar	Mr. Froesel	Mr. Vishnubhatla	Mr. McKay	Mr. Caneris
3/25/2015	45,701	—	5,181	8,183	9,588

(3)	In March 2015, the Company determined that the adjusted EBITDA amount was achieved under the 2012 long-term incentive program. Therefore, a payout of performance share units was earned by the Named Executive as set forth below. Mr. Froesel was not employed by the Company in 2012 and, therefore, did not receive a grant under the 2012 long-term incentive program.

	Grant Year	Performance Period Measurement Date	Performance Share Units Granted at Target	Market Value at Grant Date of Target Awards	Performance Share Units Earned	Market Value at Vest Date of Earned Awards
Gregory Weishar	2012	12/31/2014	56,372	$768,914	62,236	$1,733,273
David Froesel	2012	12/31/2014	—	$—	—	$—
Suresh Vishnubhatla	2012	12/31/2014	6,599	$90,010	7,345	$204,558
Thomas Caneris	2012	12/31/2014	12,758	$174,019	14,200	$395,470
Robert McKay	2012	12/31/2014	9,686	$132,117	10,781	$300,251

(4)	The unearned shares of performance share units held by Mr. Weishar, Mr. Vishnubhatla, Mr. McKay and Mr. Caneris will be earned on December 31, 2015 upon achievement of certain performance targets, provided that Mr. Vishnubhatla, Mr. McKay and Mr. Caneris are respectively employed with the Company on the vesting date in 2016. The terms of vesting of performance share units held by Mr. Weishar are controlled by the terms of his employment agreement.

(5)	The unearned shares of performance share units held by Mr. Weishar, Mr. Froesel, Mr. Vishnubhatla, Mr. McKay and Mr. Caneris will be earned on December 31, 2016 upon achievement of certain performance targets, provided that Mr. Vishnubhatla, Mr. McKay and Mr. Caneris are respectively employed with the Company on the vesting date in 2017. The terms of vesting of performance share units held by Mr. Weishar and Mr. Froesel are controlled by the terms of their respective employment agreements.

(6)	Restricted Stock Units were granted so that each grant vests ratably over a three year period.

Option Exercises and Stock Vested in 2014

The following table sets forth information regarding each exercise of stock options and all vesting of stock during the year ended December 31, 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gregory Weishar	—	$—	161,303	$4,063,298
David Froesel	—	$—	20,000	$548,400
Suresh Vishnubhatla	—	$—	18,520	$466,536
Thomas Caneris	65,955	$920,872	37,419	$942,143
Robert McKay	57,712	$612,783	30,860	$776,939

Non-Qualified Deferred Compensation Table—Fiscal Year 2014

Name	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End (2)
Gregory Weishar	$807,040	$—	$423,056	$(55,728)	$5,969,072
David Froesel	$—	$—	$—	$—	$—
Suresh-Kumar Vishnubhatla	$—	$—	$—	$—	$—
Thomas Caneris	$66,887	$—	$12	$—	$118,609
Robert McKay	$—	$—	$—	$—	$—

(1)	The amounts in this column are Named Executive elective deferrals representing the deferred portion of base salary otherwise payable in 2014 and reported as compensation in the Summary Compensation Table.

(2)	The amounts reported in this column were reported as compensation to the Named Executive Officers as elective deferrals representing the deferred portion of base salary otherwise payable in those years in the respective Summary Compensation Table.

The Company maintains the PharMerica Corporation Deferred Compensation Plan (the “DCP”) for certain management and highly compensated employees, including our Named Executives, whose base earnings are in excess of the qualified plan limit under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, for such year in which the deferral will take place. A participant in the DCP may elect to defer up to 50% of such participant’s annual base salary and up to 100% of such participant’s annual short-term incentive program cash bonus into the DCP during each plan year. In addition, the Company may, in its sole discretion, make discretionary contributions to a participant’s account. Any additional amounts contributed by the Company to a participant’s account will fully vest on the fourth anniversary of December 31 of the year in which the contribution was credited to the participant’s account.

Deferred amounts are recorded in the participant’s account in the form of bookkeeping entries only and will be adjusted for gains and losses based on investment elections made by the participant. Amounts credited to a participant’s account (whether pursuant to a deferral by the participant or a contribution made by the Company) will increase or decrease in value based on the investment fund selected by the participant in his Deferral Election Agreement. A Named Executive can select to “invest” his deferred amounts in the same general investments offered under the PharMerica Corporation 401(k) Retirement Savings Plan. The Named Executives may change their investment elections at any time. Participant balances are unfunded and the participants would be unsecured creditors of PharMerica if the Company became insolvent or otherwise unable to pay the balances to the participant.

A participant under the DCP is generally entitled to a distribution from such participant’s account upon (i) the participant’s termination of employment, (ii) the date specified by the participant in the Deferral Election Agreement, not to be any sooner than five years from the end of the year in which the amounts are earned, (iii) the participant’s death or disability, or (iv) the occurrence of an unforeseen financial emergency (but only to the extent such distribution is necessary to relieve the unforeseen financial emergency). Upon termination of his employment, a participant will receive 100% of such participant’s account balance, payable in a lump-sum or in ten equal annual installments as selected by the participant when the participant initially enters the DCP. In the event a participant’s employment is terminated, such participant will receive 100% of his or her account balance, payable in a lump-sum if the account balance is $25,000 or less. In the event a participant dies before retirement or a termination of employment, such participant’s beneficiary will receive 100% of the participant’s account balance in accordance with the participant’s distribution election.

Potential Payments upon Termination or Change-in-Control

The Employment Agreements of the Named Executives require the Company to provide compensation to our Named Executives in the event of certain terminations of employment or a change in control of the

Company. The employment agreements we entered into with our Named Executives define “cause,” “good reason” and “change in control” for purposes of determining payments upon termination of employment or a change in control of the Company. Please refer to “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” for the definitions of these terms and additional details on the severance and change-in-control provisions that affect our Named Executives.

The estimated payments and benefits that would be provided to each Named Executive as a result of a termination (i) without cause or good reason, (ii) with cause or without good reason, (iii) upon a change in control, (iv) upon death or disability, or (v) due to non-renewal of the employment agreement are set forth in the table below. Calculations for this table are based on the assumption that the termination took place on December 31, 2014, the individual was employed for the full year of fiscal 2014, and the individual did not retire from the Company after age 62 with five years of service. The amounts in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

Gregory Weishar
	Non-CIC				CIC
Incremental Compensation and Benefit Payments	Termination by Company Without Cause or Resignation for Good Reason	Termination for Cause or Resignation other than for Good Reason	Termination for Death or Disability	Termination Due to Non- Renewal of Employment Agreement	Termination by Company Without Cause or for Good Reason under Employment Agreement
Severance	$4,300,000	$—	$—	$—	$5,805,000
Pro-Rata Bonus	$1,075,000	$—	$1,075,000	$—	$1,075,000
Stock Options—Accelerated Vesting	$451,061	$—	$451,061	$451,061	$451,061
Restricted Stock—Accelerated Vesting	$1,850,860	$—	$2,552,204	$1,052,027	$2,552,204
Performance Shares—Accelerated Vesting	$2,892,814	$—	$3,594,159	$1,052,027	$3,594,159
Outplacement Services	$—	$—	$—	$—	$—
Health & Welfare Benefits	$41,470	$—	$20,735	$—	$41,470
Excise Tax Gross Up	$—	$—	$—	$—	$—

Totals	$10,611,205	$—	$7,693,159	$2,555,114	$13,518,894

David Froesel
	Non-CIC				CIC
Incremental Compensation and Benefit Payments	Termination by Company Without Cause or Resignation for Good Reason	Termination for Cause or Resignation other than for Good Reason	Termination for Death or Disability	Termination due to Non- Renewal of Employment Agreement	Termination by Company Without Cause or for Good Reason under Employment Agreement
Severance	$1,236,451	$—	$—	$—	$1,236,451
Pro-Rata Bonus	$400,000	$—	$400,000	$—	$400,000
Stock Options—Accelerated Vesting	$—	$—	$—	$—	$—
Restricted Stock—Accelerated Vesting	$358,614	$—	$1,187,014	$1,187,014	$1,187,014
Performance Shares—Accelerated Vesting	$358,614	$—	$358,614	$358,614	$358,614
Outplacement Services	$6,000	$—	$—	$—	$6,000
Health & Welfare Benefits	$30,596	$—	$—	$—	$30,596
Excise Tax Gross Up	$—	$—	$—	$—	$—

Totals	$2,390,275	$—	$1,945,628	$1,545,628	$3,218,675

Suresh Vishnubhatla
	Non-CIC				CIC
Incremental Compensation and Benefit Payments	Termination by Company Without Cause or Resignation for Good Reason	Termination for Cause or Resignation other than for Good Reason	Termination for Death or Disability	Termination due to Non- Renewal of Employment Agreement	Termination by Company Without Cause or for Good Reason under Employment Agreement
Severance	$520,090	$—	$—	$—	$520,090
Pro-Rata Bonus	$262,500	$—	$262,500	$—	$262,500
Stock Options—Accelerated Vesting	$—	$—	$51,124	$—	$51,124
Restricted Stock—Accelerated Vesting	$171,628	$—	$381,630	$—	$381,630
Performance Shares—Accelerated Vesting	$67,963	$—	$504,682	$—	$504,682
Outplacement Services	$6,000	$—	$—	$—	$6,000
Health & Welfare Benefits	$19,908	$—	$—	$—	$19,908
Excise Tax Gross Up	$—	$—	$—	$—	$—

Totals	$1,048,089	$—	$1,199,936	$—	$1,745,934

Thomas Caneris
	Non-CIC				CIC
Incremental Compensation and Benefit Payments	Termination by Company Without Cause or Resignation for Good Reason	Termination for Cause or Resignation other than for Good Reason	Termination for Death or Disability	Termination due to Non- Renewal of Employment Agreement	Termination by Company Without Cause or for Good Reason under Employment Agreement
Severance	$747,089	$—	$—	$—	$747,089
Pro-Rata Bonus	$229,600	$—	$229,600	$—	$229,600
Stock Options—Accelerated Vesting	$—	$—	$94,634	$—	$94,634
Restricted Stock—Accelerated Vesting	$260,749	$—	$525,116	$—	$525,116
Performance Shares—Accelerated Vesting	$61,861	$—	$760.926	$—	$760,926
Outplacement Services	$6,000	$—	$—	$—	$6,000
Health & Welfare Benefits	$30,002	$—	$—	$—	$30,002
Excise Tax Gross Up/(Cutback)	$—	$—	$—	$—	$(65,640)

Totals	$1,335,301	$—	$1,610,276	$—	$2,327,727

Robert McKay
	Non-CIC				CIC
Incremental Compensation and Benefit Payments	Termination by Company Without Cause or Resignation for Good Reason	Termination for Cause or Resignation other than for Good Reason	Termination for Death or Disability	Termination due to Non- Renewal of Employment Agreement	Termination by Company Without Cause or for Good Reason under Employment Agreement
Severance	$668,519	$—	$—	$—	$668,519
Pro-Rata Bonus	$195,975	$—	$195,975	$—	$195,975
Stock Options—Accelerated Vesting	$80,759	$—	$80,759	$—	$80,759
Restricted Stock—Accelerated Vesting	$399,896	$—	$399,896	$—	$399,896
Performance Shares—Accelerated Vesting	$47,378	$—	$578,928	$—	$578,928
Outplacement Services	$6,000	$—	$—	$—	$6,000
Health & Welfare Benefits	$28,861	$—	$—	$—	$28,861
Excise Tax Gross Up	$—	$—	$—	$—	$—

Totals	$1,427,388	$—	$1,255,558	$—	$1,958,938

Compensation Policies and Practices as they Relate to Risk Management

In 2014, the Compensation Committee evaluated the Company’s compensation policies and practices as they related to risk management practices and risk-taking initiatives. As part of the evaluation, the Committee consider factors, including, but not limited to, (i) the allocation of compensation among base salary and short and long-term compensation target opportunities, (ii) the significant weighting of compensation towards long-term incentive compensation, (iii) the Company’s practice of using Company-wide metrics, (iv) the mix of equity award instruments used under the Company’s long-term incentive program that includes full value awards, and (v) the multi-year vesting of the Company’s equity awards and its share ownership guidelines. In connection with its evaluation, it hired the Company’s compensation consultant, Cook, to prepare an assessment of the Company’s executive compensation program and management assessed the Company’s non-executive incentive compensation programs to determine if any practices might encourage excessive risk taking on the part of our officers and employees. Based on this evaluation, the Compensation Committee believes that the Company’s overall compensation practices and approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks, properly accounts for the time horizon of risk, discourages short-term risk taking, and encourages decision-making that is in the best long-term interests of the Company and its stockholders as a whole.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transaction Policy

The Audit Committee reviews and approves in advance all related-party transactions and addresses any proposed conflicts of interest and any other transactions for which independent review is necessary or desirable to achieve the highest standards of corporate governance.

PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP, or KPMG, to serve as our independent registered public accounting firm for the 2015 fiscal year. The Audit Committee is satisfied with KPMG’s reputation in the auditing field, its personnel, its professional qualifications and its independence. KPMG served as our independent registered public accounting firm for 2010-2014. KPMG representatives will attend the Annual Meeting and respond to appropriate questions. Such representatives may make a statement at the Annual Meeting should they so desire.

Recommendation of Our Board of Directors

Our Board recommends a vote FOR the ratification of KPMG to serve as our independent registered public accounting firm for the 2015 fiscal year.

Required Vote

The affirmative vote of at least a majority of the votes of the shares of common stock present, in person or by proxy, at the Annual Meeting is required to approve the ratification of KPMG to serve as our independent registered public accounting firm for the 2015 fiscal year. Although it is not required to submit this proposal to the stockholders for approval, the Board believes it is desirable that an expression of stockholder opinion be solicited and presents the selection of the independent registered public accounting firm to the stockholders for ratification. Even if the selection of KPMG is ratified by the stockholders, the Audit Committee in its discretion could decide to terminate the engagement of KPMG and engage another firm if the committee determines that this is necessary or desirable.

Independent Registered Public Accounting Firm Fees

The Audit Committee of the Board of Directors has recommended to the Board the appointment of KPMG to audit the Company’s consolidated financial statements and internal control over financial reporting for fiscal 2015, subject to ratification by the stockholders at the Annual Meeting.

The following table sets forth the aggregate fees billed to the Company for the years ended December 31, 2013 and 2014 by its independent registered public accounting firm, KPMG LLP.

Description of Fees	2013	2014
Audit Fees (1)	$800,000	$921,500
Audit—Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$800,000	$921,500

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee’s charter provides that the Audit Committee will review, and approve in advance, in its sole discretion, all auditing services, internal control related services and permitted non-audit services, including fees and terms, to be performed for the Company by the independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(l)(B) of the Securities and Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate to sub-committees of one or more members of the Audit Committee its authority to pre-approve audit and permitted non-audit services, including internal control related services, provided that any such sub-committee pre-approvals are presented to the full Audit Committee at the next scheduled Audit Committee meeting. All audit and permitted non-audit services and all fees associated with such services performed by KPMG in fiscal 2014 were approved by the full Audit Committee consistent with the policy described above.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting processes of the Company on behalf of the Board. Management is responsible for the Company’s financial reporting process including its system of internal control over financial reporting and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm and monitor and oversee the accounting and financial reporting processes of the Company, including the Company’s internal control over financial reporting and the audit of the consolidated financial statements of the Company.

During the course of 2014 and the first quarter of 2015, the Audit Committee regularly met and held discussions with management and the independent registered public accounting firm. In the discussions related to the Company’s consolidated financial statements for fiscal year 2014, management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements for fiscal year 2014.

In fulfilling its responsibilities, the Audit Committee discussed with the independent registered public accounting firm the matters that are required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent registered public accounting firm not related to the audit of the Company’s consolidated financial statements for fiscal year 2013 was compatible with maintaining the independent registered public accounting firm’s independence. The Audit Committee’s policy requires that the Audit Committee must approve any audit or permitted non-audit service proposed to be performed by its independent registered public accounting firm in advance of the performance of such service.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report and written disclosures of the independent registered public accounting firm provided to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements as of and for the year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for filing with the SEC. The Audit Committee also approved, subject to stockholder ratification, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The Audit Committee
Robert A. Oakley, Ph.D., Chairman W. Robert Dahl, Jr. Marjorie W. Dorr

PROPOSAL 3 ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAME EXECUTIVE OFFICERS (“SAY ON PAY”)

Background of the Proposal

The Dodd-Frank Act requires all public companies, beginning with their stockholder meetings on or after January 21, 2011, to hold a separate non-binding advisory stockholder vote to approve the compensation of executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal). Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are holding a separate non-binding advisory vote on Say on Pay at the Annual Meeting.

Say on Pay Proposal

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program is primarily structured to be competitive within the institutional pharmacy industry and focus our executives on profitability, achieving cost savings and providing quality services to our customers and to provide transparency to both our employees and stockholders. The Compensation Committee has adopted a compensation strategy in which total direct compensation is generally targeted at the 40th percentile and is expected to be achieved through a combination of below median base salary and median to above-median annual and long-term incentive opportunities. The Board of Directors believes that our compensation program for our executive officers is appropriately based upon our performance and the individual performance and level of responsibility of the executive officers. We urge you to read the “Executive Compensation” section of this proxy statement for details on the Company’s executive compensation programs.

The Say on Pay proposal is set forth in the following resolution:

“RESOLVED, that the compensation paid to PharMerica Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because your vote on this proposal is advisory, it will not be binding on the Board of Directors, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of Our Board of Directors

Our Board recommends a vote FOR the Say on Pay proposal.

Required Vote

The affirmative vote of at least a majority of the votes of the shares of common stock present, in person or by proxy, at the Annual Meeting is required to approve the Say on Pay proposal. Because the vote on the Say on Pay proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering future executive compensation arrangements.

PROPOSAL 4 APPROVAL AND ADOPTION OF THE PHARMERICA CORPORATION’S 2015 OMNIBUS INCENTIVE PLAN

Introduction

On April 29, 2015, the Board of Directors unanimously adopted, subject to the approval of our stockholders at the Annual Meeting, the Pharmerica Corporation 2015 Omnibus Incentive Plan (the “Plan”). If approved by our stockholders, the Plan will become effective and no further awards will be made under the Amended and Restated PharMerica Corporation 2007 Omnibus Incentive Plan (the “Prior Plan”).

Stockholders are also asked to approve the Plan in order to: (i) qualify certain compensation under the Plan as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) satisfy New York Stock Exchange (“NYSE”) guidelines relating to equity compensation; and (iii) qualify certain stock options authorized under the Plan for treatment as incentive stock options (“ISOs”) for purposes of Section 422 of the Code.

The complete text of the Plan is attached as an Appendix to this proxy statement. The following summary of the Plan does not purport to be complete and is qualified in its entirety by reference to said Appendix.

Key Considerations in Adoption of the Plan

Section 162(m) of the Code generally prevents a publicly held corporation from claiming federal income tax deductions for compensation in excess of $1 million paid to certain of its senior executives.

Compensation is exempt from this limitation, however, if it qualifies as “performance-based compensation.” Our stockholders must re-approve the applicable performance goals set forth in the Prior Plan every five years, and certain other requirements must be satisfied, in order for awards granted under that plan to comply with the performance-based compensation exemption. Our stockholders last approved the performance goals under the Prior Plan in 2010. As a result, in order to maintain the Company’s flexibility to structure awards as performance-based compensation, our stockholders would need to re-approve the Prior Plan at the 2015 Annual Meeting. Since the Prior Plan would need to be submitted to stockholders in order to comply with Section 162(m) of the Code, the Board of Directors decided to adopt a new omnibus incentive plan.

We believe that the Plan is needed to maintain flexibility so that we may keep pace with our competitors and effectively attract, motivate and retain the employees, directors and consultants critical to our long-term success.

The Compensation Committee was advised by Cook, its independent compensation consultant, who provided the Compensation Committee with analysis regarding market trends and practices with regards to equity plan share usage rates and overhang levels. The Compensation Committee also considered the Company’s historical and expected usage of equity compensation, the number of shares remaining available for issuance under the Prior Plan, the importance of equity compensation to the Company’s long-term success and the interests of the Company’s stockholders.

Equity Grant Practices

Outstanding Equity Awards. As of December 31, 2014, 941,570 shares subject to full-value awards (that is, awards other than stock options and stock appreciation rights (“SARs”)) were outstanding and 913,209 shares subject to stock options or SARs were outstanding under the Prior Plan. As of that date, the weighted average exercise price of the outstanding stock options or SARs was $14.62 and the weighted average remaining contractual term for the stock options and SARs was 2.1.

Burn Rate. Burn rate is a measure that helps indicate the life expectancy of our equity plans and stockholder dilution. We determine our burn rate by dividing the aggregate number of shares of Company common stock subject to awards granted during the year by the weighted average shares of common stock outstanding during the year. Our burn rate experience for the past three fiscal years has been as follows:

Year	Burn Rate
2014	1.48	%.
2013	1.98	%.
2012	2.07	%.
Three Year Average	1.84	%.

Overhang. Overhang is a measure of the dilutive impact of equity programs. Our overhang is equal to the number of shares of Company common stock subject to outstanding equity awards plus the number of shares available to be granted (“numerator”), divided by the total shares of Company common stock outstanding plus shares included in the numerator. As of December 31, 2014, the 2,000,000 shares of Company common stock being requested under the Plan would bring our fully diluted overhang to approximately 11.3%, which is within industry norms.

Requested Shares. As of December 31, 2014, 1.7 million shares of our common stock remain available for grant under the Prior Plan. We are requesting the authorization of up to 2,000,000 shares of Company common stock pursuant to the Plan, subject to certain increases and reductions for grants under the Prior Plan. These adjustments are described more fully in the Section entitled “Summary of the Plan—Plan Limits.” Upon stockholder approval of this Proposal 4, no further grants of awards will be made under the Prior Plan. Based on the Plan design and the Company’s current grant practices, we believe the requested number of shares will be sufficient to grant awards for approximately 3 years from the date of stockholder approval of the Plan.

Plan Highlights

Some of the key features of the Plan are highlighted below and are more fully described below under the heading “Summary of the Plan.”

Feature	Description
Limit on Shares Authorized	The Plan will authorize 2,000,000 shares for delivery under equity awards, subject to certain increases and reductions for grants under the Prior Plan.

Annual Limit on Awards to Directors	The Plan provides that no non-employee director may be granted, during any one calendar year, awards with an aggregate grant date fair value (computed in accordance with applicable financial accounting rules), excluding awards made at the election of the director in lieu of a cash-based retainer, of more than $300,000.

Prohibition on Share Recycling on Stock Options and SARs	The Plan prohibits share recycling for stock options and SARs, meaning that shares used to pay the exercise price or tax withholding for those awards are not added back to the share reserve.

No Discounted Stock Options or SARs	The Plan does not permit the use of “discounted” stock options or SARs, which means that such awards may not have an exercise or base price less than 100% of the fair market value per share of the Company’s common stock on the date of grant.

No Re-Pricing of Stock Options or SARs; No Reload Awards	The Plan does not permit the “repricing” of stock options and SARs without stockholder approval. This includes no cash buyouts of underwater options or SARs and no “reloads” in connection with the exercise of options and SARs.

Feature	Description
No “Liberal” Change in Control Definition; No Automatic “Single Trigger” Vesting

The Plan does not provide a “liberal” change in control definition. A change in control must actually occur in order for the change in control provisions in the Plan to be triggered. The Plan does not provide for automatic accelerated vesting of awards in the event of a change in control.

No Dividends or Dividend Equivalents on Unvested Performance Awards	Dividends or dividend equivalents paid with respect to awards that vest based on the achievement of performance goals will be accumulated until such award is earned, and the dividends or dividend equivalents shall not be paid if the performance goals are not satisfied.

Administered by an Independent Committee	The Plan will be administered by the Compensation Committee, each member of which qualifies as an “independent director” under the listing standards of the NYSE.

Summary of the Plan

The following is a summary of the Plan and is qualified in its entirety by reference to the full text of the Plan, which is attached an Appendix to this proxy statement and incorporated herein by reference.

Plan Limits

The maximum number of shares of our common stock that may be granted with respect to awards under the Plan is 2,000,000 shares, reduced by one share for each share granted pursuant to an award under the Prior Plan after December 31, 2014, and increased by (i) shares covered by awards outstanding under the Prior Plan after December 31, 2014 that expire or are forfeited, canceled, surrendered, or otherwise terminated without the issuance of such shares, (ii) shares covered by awards outstanding under the Prior Plan after December 31, 2014 that are settled only in cash, and (iii) shares withheld by the Company or any subsidiary to satisfy a tax withholding obligation with respect to a full value award (an award that is settled by the issuance of shares, other than a stock option or a stock appreciation right) outstanding under the Prior Plan after December 31, 2014. Shares granted pursuant to an award may include authorized but unissued shares, treasury shares, or a combination of the foregoing.

The following shares shall be added back to the number of shares available for grant under the Plan: (i) shares covered by an award that expire or are forfeited, canceled, surrendered, or otherwise terminated without the issuance of such shares; (ii) shares covered by an award that are settled only in cash; and (iii) shares withheld by the Company or any subsidiary to satisfy a tax withholding obligation with respect to full value awards granted pursuant to the Plan. However, shares surrendered for the payment of the exercise price under stock options (or options outstanding under the Prior Plan), shares repurchased by us with option proceeds (or option proceeds under the Prior Plan), and shares withheld for taxes upon exercise or vesting of an award other than a full value award (or an award other than a full value award under the Prior Plan), will not again be available for issuance under the Plan. In addition, if a SAR (or SAR under the Prior Plan) is exercised and settled in shares, all of the shares underlying the SAR will be counted against the Plan limit regardless of the number of shares used to settle the SAR.

The Plan imposes various sub-limits on the number of shares of our common stock that may be granted under the Plan. In order to comply with the rules applicable to ISOs, the Plan provides that 2,000,000 shares may be issued as ISOs. In order to comply with the “performance-based” exemption from Section 162(m) of the Code, the Plan imposes the following additional individual sub-limits on awards intended to satisfy that exemption:

•	The maximum aggregate number of shares that may be subject to stock options or SARs granted in any calendar year to any one participant will be 650,000 shares;

•	The maximum aggregate number of shares of restricted shares and shares subject to restricted share units and other share-based awards granted in any calendar year to any one participant will be 500,000 shares or an amount of cash not in excess of the fair market value of such shares;

•	The maximum aggregate compensation that can be paid pursuant to cash-based awards granted in any calendar year to any one participant will be $5,000,000; and

•	The maximum dividend equivalents that may be paid in any calendar year to any one participant will be $500,000 or a number of shares having an aggregate fair market value not in excess of such amount.

Additionally, the Plan provides that no director may be granted, during any one calendar year, awards with an aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules), excluding awards made at the election of the director in lieu of all or a portion of annual and committee cash retainers, in excess of $300,000.

Administration

The Plan will be administered by our Compensation Committee or such other committee as our Board of Directors selects consisting of two or more directors, each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an “outside director” under regulations promulgated under Section 162(m) of the Code, and an “independent director” under the NYSE rules. The Compensation Committee will have full and final authority in its discretion to take all actions determined to be necessary in the administration of the Plan.

Our Board of Directors may reserve to itself any or all of the authority and responsibility of the Compensation Committee under the Plan or may act as administrator of the Plan for any and all purposes. In addition, to the extent permitted by applicable laws, our Board of Directors or Compensation Committee may expressly delegate to one or more directors or executive officers some or all of the Compensation Committee’s authority, within specified parameters, to administer the Plan. The Board of Directors also specifically reserves the exclusive authority to approve and administer all awards under the Plan to directors.

Eligibility

The Plan provides that awards may be granted to our employees (including employees of our subsidiaries), non-employee directors and consultants, except that ISOs may be granted only to employees. Eight non-employee directors and approximately 6,000 employees would currently be eligible to participate in the Plan.

Duration and Modification

The Plan will terminate on April 28, 2025, or such earlier date as our Board of Directors may determine. The Plan will remain in effect for outstanding awards until no awards remain outstanding. The Board of Directors may amend, suspend or terminate the Plan at any time, but stockholder approval is required for any amendment to the extent necessary to comply with the NYSE rules or applicable laws. Currently, the NYSE rules would require stockholder approval for a material amendment of the Plan, which would generally include a material increase in the number of shares available under the Plan; a material increase in benefits to participants, including any material change to permit re-pricing of outstanding options or SARs, or to extend the duration of the Plan; an expansion of the class of participants eligible to participate in the Plan; and any expansion of the types of awards provided under the Plan. Except as otherwise provided in the Plan, an amendment of the Plan or any award may not adversely affect in a material way any outstanding award without the consent of the affected participant, provided that the Compensation Committee may amend the Plan or any award without a participant’s consent to the extent the Compensation Committee deems necessary to comply with applicable law.

Stock Options

Subject to the restrictions previously noted, our Compensation Committee may, at any time and from time to time, grant stock options to participants in such number as the Compensation Committee determines in its discretion. Stock options may consist of ISOs, non-qualified stock options or any combinations of the foregoing awards.

Stock options provide the right to purchase shares of our common stock at a price not less than their fair market value on the date of grant (which date may not be earlier than the date that the Compensation Committee takes action with respect to such grants). The fair market value of our common stock as reported on the NYSE on April 24, 2015 was $30.50 per share. No stock options may be exercised more than 10 years from the date of grant, except that the period during which the stock option can be exercised will automatically be extended by up to 30 days after the exercise of the stock option first would no longer violate an applicable federal, state, local, or foreign law if, on the scheduled expiration date of the term, the participant cannot exercise the stock option because such an exercise would violate an applicable federal, state, local, or foreign law.

Our Compensation Committee will determine the terms in its discretion, which terms need not be uniform among all option holders. The option price may be paid, in the discretion of the Compensation Committee and as set forth in the applicable award agreement, (i) in cash, (ii) by tendering unrestricted shares of our common stock that are already owned by the option holder and have a value at the time of exercise equal to the option price, (iii) by cashless or broker-assisted exercise, (iv) by any combination of the foregoing methods of payment, or (v) through any other method approved by the Compensation Committee.

Stock Appreciation Rights

Subject to the restrictions previously noted, our Compensation Committee may, at any time and from time to time, grant SARs to participants in such number as the Compensation Committee determines in its discretion. The grant price for each SAR will be determined by the Compensation Committee, in its discretion, and will be at least equal to the fair market value of a share of our common stock on the date of grant. No SAR may be exercised more than 10 years from the date of grant, except that the period during which the SAR can be exercised will automatically be extended by up to 30 days if, on the scheduled expiration date of the term, the participant cannot exercise the SAR because such an exercise would violate an applicable federal, state, local, or foreign law.

Upon the exercise of a SAR, the holder is entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a share of our common stock on the date of exercise over the grant price, by (ii) the number of shares with respect to which the SAR is exercised. Each grant will specify whether the payment will be in cash, shares of our common stock of equivalent value, or in some combination thereof. Our Compensation Committee will determine these terms in its discretion, and these terms need not be uniform among all participants.

Restricted Shares

Subject to the restrictions previously noted, our Compensation Committee may, at any time and from time to time, grant or sell restricted shares to participants in such number as the Compensation Committee determines in its discretion.

An award of restricted shares constitutes an immediate transfer of ownership of a specified number of shares of common stock to the recipient in consideration of the performance of services. Unless otherwise provided by the Compensation Committee, the participant is entitled immediately to voting, dividend and other ownership rights in the shares. However, any right to dividends with respect to restricted shares that vest based on the achievement of performance objectives (as defined below) will be subject to the same terms and conditions as the restricted shares. The transfer may be made without additional consideration or in consideration of a payment by the recipient that is less than the fair market value per share on the date of grant.

Restricted shares are subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, based on continued service, the achievement of performance objectives, or upon the occurrence of other events as determined by our Compensation Committee, at its discretion. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in the manner prescribed by the Compensation Committee on the date of grant for the period during which such forfeiture provisions are to continue.

Restricted Share Units

Subject to the restrictions previously noted, our Compensation Committee may, at any time and from time to time, grant or sell restricted share units to participants in such number as the Compensation Committee determines in its discretion.

Restricted share units constitute an agreement to deliver shares of our common stock to the recipient in the future at the end of a restriction period and subject to the fulfillment of such conditions as the Compensation Committee may specify, including the achievement of one or more performance objectives (as described below). To the extent earned, the participant will receive payment of restricted share units at the time and in the manner determined by our Compensation Committee, in cash, shares of common stock, restricted shares, or any combination thereof.

During the restriction period the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the shares covered by the restricted share units, but the Compensation Committee may authorize the payment of dividend equivalents with respect to the restricted share units. However, any right to dividend equivalents with respect to restricted share units that vest based on the achievement of performance objectives will be subject to the same terms and conditions as the restricted share units.

Other Share-Based Awards

Subject to the restrictions previously noted, our Compensation Committee may, at any time and from time to time, grant or sell other share-based awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock or factors that may influence the value of such shares. For example, the awards may include common shares granted as a bonus, convertible or exchangeable debt securities or other securities, purchase rights for shares, or awards with value and payment contingent upon performance of our Company or our subsidiaries or other factors determined by the Compensation Committee.

The Compensation Committee will determine the terms and conditions of these other share-based awards. Shares of common stock delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the Compensation Committee determines. Other share-based awards may be granted with a right to receive dividend equivalents. However, any right to dividend equivalents with respect to another share-based award that vests based on the achievement of performance objectives (as defined below) will be subject to the same terms and conditions as the other share-based award.

Cash-Based Awards

We may also grant cash-based awards under the Plan. A cash-based award gives a participant a right to receive a specified amount of cash, subject to terms and conditions established by the Compensation Committee, which may include continued service and/or the achievement of performance objectives.

Performance Objectives

Subject to the restrictions previously noted, our Compensation Committee may condition the vesting, exercise or settlement of any award upon the achievement of one or more performance objectives. Performance objectives may be described in terms of the performance of our Company or one or more of its subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant. The performance objectives may be relative to the performance of a group of comparable companies, a published or special index that our Compensation Committee, in its discretion, deems appropriate, or we may also select performance objectives as compared to various stock market indices.

Moreover, the Compensation Committee may designate any restricted share, restricted share unit, other share-based award or cash-based award as a qualified performance-based award in order to make the award fully deductible for federal income tax purposes without regard to the $1 million limit imposed by Section 162(m) of the Code. If an award is so designated, the Compensation Committee must establish objectively determinable performance objectives for the award within certain time limits. Performance objectives for such awards will be based on one or more of the following criteria: return on equity or average equity, diluted earnings per share, total earnings, earnings growth, return on capital or average capital or invested capital, return on assets or net assets, earnings before interest and taxes, EBITDA, EBITDA minus capital expenditures, sales or sales growth, customer or customer growth, traffic, revenue or revenue growth, income or net income, net income before share-based payments, gross margin return on investment, increase in the fair market value of common stock, share price (including, but not limited to, growth measures and total stockholder return), operating profit, gross profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), capital expenditures, operating expenses, selling, general and administrative expenses, operating income or net operating income, return on investment, inventory turns, return on sales, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value, or expense targets, customer satisfaction surveys and productivity. For the avoidance of doubt, any performance objectives that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) if applicable or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

The Compensation Committee may provide in any award agreement that any evaluation of attainment of a performance objective may include or exclude any of the following events that occurs during the relevant period: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual or infrequently occuring items as described in Financial Accounting Standards Board Accounting Standards Update No. 2015-01 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. Such inclusions or exclusions shall be prescribed in an objectively determinable form that meets the requirements of Section 162(m) of the Code for deductibility.

Acceleration of Awards

Our Compensation Committee may in its discretion determine at any time that: (i) all or a portion of a participant’s stock options, SARs and other awards in the nature of rights that may be exercised will become fully or partially exercisable; (ii) all or a part of the time-based vesting restrictions on all or a portion of the outstanding awards will lapse; or (iii) any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied. Any such decisions by the Compensation Committee need not be uniform among all participants or awards. Unless our Compensation Committee otherwise determines, any such adjustment that is made with respect to an award that is intended to qualify for the performance-based exception of Section 162(m) of the Code will be specified at such times and in such manner as will not cause such awards to fail to qualify under the performance-based exception. Additionally, the Compensation Committee will not make any adjustment that would cause an award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A or that would cause an award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

Change in Control

The Compensation Committee may, in its sole discretion, provide that a participant shall be eligible for a full or prorated award in the event that both a change in control and a qualifying termination (without cause or due to a constructive termination) of such participant’s employment or other service with the Company occurs or, if the surviving entity in such change in control does not assume, replace or continue the award, solely in the event of the change in control.

A change in control generally means any of the following: (i) the acquisition of 40% or more of the Company’s then outstanding common stock or outstanding voting securities; (ii) a change in the membership of our Board of Directors, so that the current incumbents and their approved successors no longer constitute a majority; (iii) consummation of a merger, reorganization or consolidation, or the sale or other disposition of all or substantially all of the Company’s assets, unless (A) the owners of our common stock or voting securities own more than 50% of the resulting corporation, (B) no person owns 40% or more of the common stock or voting securities of the resulting corporation (except to the extent owned prior to the transaction), and (C) at least a majority of the board of directors of the resulting corporation are members of our incumbent Board of Directors; or (iv) stockholder approval of the complete liquidation or dissolution of the Company.

Transferability

Except as our Board of Directors or Compensation Committee otherwise determines, awards granted under the Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by our Compensation Committee, any stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative. Any award made under the Plan may provide that any shares of common stock issued or transferred as a result of the award will be subject to further restrictions upon transfer.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, our Compensation Committee will adjust the number and kind of shares that may be delivered under the Plan, the individual award limits, and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards, the exercise price, and the grant price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Compensation Committee, we will always round down to a whole number of shares subject to any award. Any such adjustment will be made by our Compensation Committee, whose determination will be conclusive. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

Prohibition on Re-Pricing

Subject to adjustment as described under “Adjustments” immediately above or in connection with a change in control, the Plan does not permit, without the approval of our stockholders, what is commonly known as the “re-pricing” of stock options or SARs, including:

•	an amendment to reduce the exercise price of any outstanding stock option or base price of any outstanding SAR;

•	the cancellation of an outstanding stock option or SAR and replacement with a stock option having a lower exercise price or with a SAR having a lower base price; and

•	the cancellation of an “underwater” stock option or SAR in exchange for cash or another award under the Plan.

Federal Income Tax Consequences

The federal income tax consequences of the Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The following does not describe alternative minimum tax, other federal taxes, or foreign, state or local income taxes which may vary depending on individual circumstances and from locality to locality. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Tax Consequences to Participants

•	Nonqualified Stock Options. In general, (i) a participant will not recognize income at the time a nonqualified stock option is granted; (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for the shares; and (iii) at the time of sale of shares acquired pursuant to the exercise of the nonqualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

•	Incentive Stock Options. A participant will not recognize income at the time an ISO is granted or exercised. However, the excess of the fair market value of the shares on the date of exercise over the option price paid may constitute a preference item for the alternative minimum tax. If shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the issuance of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares as of the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

•	SARs. A participant will not recognize income upon the grant of a SAR. The participant generally will recognize ordinary income when the SAR is exercised in an amount equal to the cash and the fair market value of any unrestricted shares received on the exercise.

•	Restricted Shares. A participant will not be subject to tax until the restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a participant who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.

•	Restricted Share Units. A participant will not recognize income upon the grant of restricted share units. Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted shares received.

•	Other Share-Based Awards and Cash-Based Awards. A participant generally will recognize ordinary income upon the payment of other share-based awards or cash-based awards in an amount equal to the cash and the fair market value of any unrestricted shares received.

•	Dividend Equivalents. Any dividend equivalents awarded with respect to awards granted under the Plan and paid in cash or unrestricted shares will be taxed to the participant at ordinary income rates when received by the participant.

•	Section 409A. The Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, our Company or our subsidiary for which the participant performs services will be entitled to a corresponding compensation deduction provided that, among other things, the compensation meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on executive compensation under Section 162(m) of the Code.

New Plan Benefits

Future benefits under the Plan generally will be granted at the discretion of the Compensation Committee and are therefore not currently determinable.

Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the Plan by the Company’s stockholders.

Equity Compensation Plan Information

The following table sets forth equity compensation plan information as of December 31, 2014:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders	1,854,779	(1)	$14.62	(2)	2,865,608	(3)

(1)	Includes the following: 913,209 shares of common stock to be issued upon exercise of outstanding stock options granted under the Omnibus Incentive Plan; 446,833 shares of common stock to be issued upon vesting of performance share units under the Omnibus Incentive Plan; 7,831 shares of common stock to be issued upon vesting of restricted stock awards under the Omnibus Incentive Plan; and 486,906 shares of common stock to be issued upon vesting of restricted stock units under the Omnibus Incentive Plan.

(2)	The weighted average exercise price in column (b) does not take into account the 941,570 shares of common stock that may be issued under restricted stock awards, performance share units and restricted stock units.

(3)	The 2,865,608 shares does not take into consideration the dilution of 1.65 shares of stock for any full-value award, including restricted stock awards, restricted stock units and performance share units at target. The number of shares remaining available for future issuance calculated under the fungible share pool would be 1,737,623.

Required Vote

The affirmative vote of at least a majority of the votes of the shares of common stock cast for this Proposal 4 is required to approve the Plan; provided that the total vote cast on this Proposal 4 represents over 50% of the outstanding common stock entitled to vote on Proposal 4.

Recommendation of the Board of Directors

Our Board recommends a vote FOR the approval of the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors, Management, and Owners of More Than 5% of the Company’s Stock

Listed below are the outstanding shares of the Company’s common stock beneficially owned as of April 24, 2015 by (i) the Named Executives, (ii) the Company’s directors; (iii) the Company’s directors and executive officers as a group, and (iv) each person or entity that we know (based on filings of Schedules 13D and 13G with the SEC) to be the beneficial owner of more than 5% of any class of our voting securities. Unless otherwise indicated below, the address of these parties is 1901 Campus Place, Louisville, Kentucky 40299. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons listed in the table have sole investment and voting power with respect to all Company securities owned by them.

As of April 24, 2015, there were 30,388,065 shares of the Company’s common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock and restricted stock units, options, warrants and convertible securities that will vest or are currently exercisable or convertible within 60 days of April 24, 2015 into shares of our common stock are deemed to be outstanding and to be beneficially owned by the person holding the restricted stock units, options, warrants or convertible securities for the purpose of computing the percentage ownership of the person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Named Executives, Directors and Nominees
Gregory Weishar (1)(3)	1,199,385	3.95%
David W. Froesel, Jr.	16,331	*
Suresh-Kumar Vishnubhatla (1)	47,509	*
Thomas Caneris (1)	65,121	*
Robert McKay (1)(3)	71,387	*
Geoffrey Meyers (1)(2)	64,046	*
Thomas Mac Mahon (2)(3)	49,709	*
Robert Oakley (1)(2)(3)	43,561	*
Marjorie Dorr (1)(2)	51,956	*
W. Robert Dahl, Jr. (1)(2)	56,909	*
Frank Collins (2)	47,709	*
Thomas Gerrity (2)	44,415	*
Patrick LePore (2)	15,856	*
All directors, nominees and executive officers of the Corporation as a group (15 Persons)	1,789,906	5.89%
Other Security Holders with More Than 5% Ownership
BlackRock, Inc. (4)	2,890,559	9.51%
Dimensional Fund Advisors LP (5)	2,325,228	7.65%
Ameriprise Financial, Inc. (6)	1,657,383	5.45%

(1)	Includes for the following persons shares of the Company’s common stock which may be acquired pursuant to the exercise of vested stock options: Mr. Weishar—505,301, Mr. Vishnubhatla—20,719, Mr. Caneris—9,588, Mr. McKay—8,183, Mr. Dahl, Jr.—9,568, Mrs. Dorr—13,831, Mr. Meyers—29,268.

(2)	Includes voting rights over restricted stock as follows: Mr. Collins—4,300, Mr. Gerrity—4,300, Mr. Mac Mahon—4,300, Mr. Oakley—4,300, Mr. Dahl—39,510, Ms. Dorr—31,679, Mr. Meyers—26,786, and Mr. LePore—4,300. Does not include restricted stock units that will vest following a date that is 60 days following April 21, 2015.

(3)	Includes for the following persons shares of the Company’s common stock which they own through their own investment: Mr. Weishar—123,746, Mr. McKay—7,000, Mr. Mac Mahon—12,000, and Mr. Oakley—3,000.

(4)	The shares included in the table are based solely on the Schedule 13G/A filed with the SEC on January 12, 2015, in which BlackRock, Inc. states that it has sole voting power over 2,798,370 shares of the Company’s common stock and sole dispositive power over 2,890,559 of the Company’s common stock. Its business address is 55 East 52nd Street New York, NY 10022.

(5)	The shares included in the table are based solely on the Schedule 13G/A filed with the SEC on February 5, 2015, in which Dimensional Fund Advisors LP states that it has sole voting power over 2,221,731 shares of the Company’s common stock and sole dispositive power over 2,325,228 shares of the Company’s common stock. Its business address is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(6)	The shares included in the table are based solely on the Schedule 13G filed with the SEC on February 13, 2015, in which Ameriprise Financial, Inc. states that it has shared voting power over 104,980 shares of the Company’s common stock and shared dispositive power over 1,657,383 shares of the Company’s common stock. Its business address is 145 Ameriprise Financial Center, Minneapolis, MN 55474.

GENERAL INFORMATION

Other Matters. As of the date of this Proxy Statement, the Company did not know of any other matter that will be presented for consideration at the Annual Meeting. However, if any other matter should come before the Annual Meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to vote on the matter.

Multiple Stockholders Sharing the Same Address. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company will deliver a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify us by sending a written request to Corporate Secretary, 1901 Campus Place, Louisville, Kentucky 40299 or by contacting the Corporate Secretary at (502) 627-7000.

Stockholder Proposals for 2016 Annual Meeting

Any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for presentation at the 2016 Annual Meeting of Stockholders must be in writing and received by the Corporate Secretary of the Company not later than January 1, 2016.

Under our By-laws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2016 Annual Meeting of Stockholders:

•	not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which will be June 19, 2016); or

•	if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

We must receive notice of your intention to introduce a nomination or other item of business at that meeting not earlier than February 20, 2016 and not later than March 21, 2016. If we do not receive notice during that period, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

Notice of a proposed item of business must include:

•	the name and address of the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made, as they appear on the Company’s books;

•	the class and number of shares of the Company which are owned of record by such stockholder and beneficially by such beneficial owner;

•	a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•	a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Notice of a director nomination must include (as to each person whom the stockholder proposes to nominate for election or reelection as a director):

•	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor provisions, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

•	a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board, in accordance with the Company’s By-Laws.

Notice of a proposed item of business must include:

•	a brief description of the business desired to be brought before the meeting;

•	the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Company, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Expenses of Solicitation. Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by our directors, officers and regular employees. The entire cost of solicitation will be borne by the Company.

By Order of the Board of Directors,

GREGORY S. WEISHAR Chief Executive Officer

Louisville, Kentucky

April 30, 2015

Annex A

PHARMERICA CORPORATION

2015 OMNIBUS INCENTIVE PLAN

1. Establishment, Purpose, Duration.

(a) Establishment. PharMerica Corporation (the “Company”), hereby establishes an equity compensation plan to be known as the PharMerica Corporation 2015 Omnibus Incentive Plan (the “Plan”). The Plan is effective as of April 29, 2015 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company (the date of such stockholder approval being the “Approval Date”). Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

(b) Purpose. The purpose of the Plan is to attract and retain key Employees, Directors, and Consultants of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

(c) Duration. No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

(d) Prior Plan. If the Company’s stockholders approve the Plan, the Amended and Restated PharMerica Corporation 2007 Omnibus Incentive Plan (the “Prior Plan”) will terminate in its entirety effective on the Approval Date; provided that all outstanding awards under the Prior Plan as of the Approval Date (“Prior Plan Awards”) shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan.

2. Definitions. As used in the Plan, the following definitions shall apply.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Approval Date” has the meaning given such term in Section 1(a).

“Award” means an award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Other Share-Based Awards, or Cash-Based Awards granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (a) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means a cash Award granted pursuant to Section 11 of the Plan.

“Change in Control” means the occurrence of one of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Common Shares”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or its affiliated companies; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more of its affiliated companies) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Shares and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code, and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

“Consultant” means an independent contractor that (a) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director and (b) qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Approval Date.

“Director” means any individual who is a member of the Board who is not an Employee.

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange on which Shares are then trading, if any, or if applicable the New York Stock Exchange, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

“Full Value Award” means an Award that is settled by the issuance of Shares, other than a Stock Option or a Stock Appreciation Right.

“Incentive Stock Option” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Objectives” means the performance objective or objectives established by the Committee pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives set forth in Section 13(b). The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors. Any Performance Objectives that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) if applicable or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

“Plan” has the meaning given such term in Section 1(a), as amended from time to time.

“Prior Plan” has the meaning given such term in Section 1(d).

“Prior Plan Awards” has the meaning given such term in Section 1(d).

“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Share Units” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a share of common stock of the Company, $0.01 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 15.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

“Substitute Awards” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

“Ten Percent Stockholder” means any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3. Shares Available Under the Plan.

(a) Shares Available for Awards. The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be 2,000,000 Shares, reduced by one Share for each Share granted pursuant to an award under the Prior Plan after December 31, 2014, and increased by (i) Shares covered by awards outstanding under the Prior Plan after December 31, 2014 that expire or are forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares, (ii) Shares covered by awards outstanding under the Prior Plan after December 31, 2014 that are settled only in cash, and (iii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation with respect to a full value award (an award that is settled by the issuance of Shares, other than a stock option or a stock appreciation right) outstanding under the Prior Plan after December 31, 2014. No more than 2,000,000 Shares may be issued pursuant to Incentive Stock Options. Shares granted pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for grant under the Plan shall be subject to adjustment as provided in Section 15.

(b) Share Counting. The following Shares shall be added back to the number of Shares available for grant in Section 3(a): (i) Shares covered by an Award that expire or are forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that are settled only in cash; and (iii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation with respect to a Full Value Award granted pursuant to the Plan. In addition, Shares granted through Substitute Awards shall not count against the Share limit in Section 3(a) (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares are listed). This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury Regulations relating to Incentive Stock Options under the Code.

(c) Prohibition of Share Recycling. The following Shares subject to an Award (or an award outstanding under the Prior Plan after December 31, 2014) shall not again be available for grant as described above, regardless of whether those Shares are actually granted to the Participant: (i) Shares tendered in payment of the exercise price of a Stock Option (or a stock option under the Prior Plan); (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation with respect to an Award other than a Full Value Award (or with respect to an award other than a full value award under the Prior Plan); and (iii) Shares that are repurchased by the Company with Stock Option proceeds (or stock option proceeds under the Prior Plan). Without limiting the foregoing, with respect to any Stock Appreciation Right (or any stock appreciation rights outstanding under the Prior Plan after December 31, 2014) that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right (or stock appreciation right under the Prior Plan) upon exercise.

(d) Per Participant Limits. Subject to adjustment as provided in Section 15 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception: (i) the maximum aggregate number of Shares that may be subject to Stock Options or Stock Appreciation Rights granted in any calendar year to any one Participant shall be 650,000 Shares; (ii) the maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Restricted Share Units and Other Share-Based Awards granted in any calendar year to any one Participant shall be 500,000 Shares or an amount of cash not in excess of the Fair Market Value of such Shares; (iii) the maximum aggregate compensation that can be paid pursuant to Cash-Based Awards granted in any calendar year to any one Participant shall be $5,000,000; and (iv) the maximum dividend equivalents that may be paid in any calendar year to any one Participant shall be $500,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

(e) Director Limits. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year (excluding Awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers) shall not exceed $300,000.

4. Administration of the Plan.

(a) In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the

Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or executive officers of the Company any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

(b) Determinations. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees, Directors, or Consultants who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Directors, or Consultants are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Employees, Directors, Consultants, Participants and their estates and beneficiaries.

(c) Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control. Without limiting the foregoing, the Board specifically reserves the exclusive authority to approve and administer all Awards granted to Directors under the Plan.

5. Eligibility and Participation. Each Employee, Director, and Consultant is eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors, and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

6. Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a) Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b) Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

(c) Term. The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant. Notwithstanding the foregoing, the period during which the Stock Option can be exercised will automatically be extended if, on the scheduled expiration date of the term, the Participant cannot exercise the Stock Option because such an exercise would violate an applicable federal, state, local, or foreign law; provided, however, that such period shall not extend beyond 30 days after the exercise of the Stock Option first would no longer violate an applicable federal, state, local, and foreign law.

(d) Exercisability. Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

(e) Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid, in the discretion of the Committee and as set forth in the applicable Award Agreement: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

(f) Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i) Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii) To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii) No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7. Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a) Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b) Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

(c) Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant. Notwithstanding the foregoing, the period during which the Stock Appreciation Right can be exercised will automatically be extended if, on the scheduled expiration date of the term, the Participant cannot exercise the Stock Appreciation Right because such an exercise would violate an applicable federal, state, local, or foreign law; provided, however, that such period shall not extend beyond 30 days after the exercise of the Stock Appreciation Right first would no longer violate an applicable federal, state, local, and foreign law.

(d) Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

(e) Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8. Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a) Award Agreement. Each Restricted Shares Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b) Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares. Unless otherwise provided in the related Award Agreement or required by Applicable Law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

(c) Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(d) Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period. The Award Agreement may require that receipt of any dividends or other distributions with respect to the Restricted Shares shall be subject to the same terms and conditions as the Restricted Shares with respect to which they are paid. Notwithstanding the preceding sentence, dividends or other distributions with respect to Restricted Shares that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividends or other distributions shall not be paid if the Performance Objectives are not satisfied.

9. Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a) Award Agreement. Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b) Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

(c) Form of Settlement. Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

(d) Dividend Equivalents. Restricted Share Units may provide the Participant with dividend equivalents, on either a current or deferred or contingent basis, and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided that dividend equivalents with respect to Restricted Share Units that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividend equivalents shall not be paid if the Performance Objectives are not satisfied.

10. Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares, or time-based or performance-based units that are settled in Shares and/or cash.

(a) Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b) Form of Settlement. An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

(c) Dividend Equivalents. Other Share-Based Awards may provide the Participant with dividend equivalents, on either a current or deferred or contingent basis, and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided that dividend equivalents with respect to Other Share-Based Awards that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividend equivalents shall not be paid if the Performance Objectives are not satisfied.

11. Cash-Based Awards. Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, restrictions based on the achievement of specific Performance Objectives.

12. Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 12): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

13. Compliance with Section 162(m).

(a) In General. Notwithstanding anything in the Plan to the contrary, Awards may be granted in a manner that is intended to qualify for the Performance-Based Exception. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Restricted Shares, Restricted Share Units, Other Share-Based Awards and Cash-Based Awards intended to qualify for the Performance-Based Exception shall be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Committee and must satisfy the requirements of this Section 13.

(b) Performance Objectives. If an Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of or growth in one or more of the following criteria: return on equity or average equity, diluted earnings per share, total earnings, earnings growth, return on capital or average capital or invested capital, return on assets or net assets, earnings before interest and taxes, EBITDA, EBITDA minus capital expenditures, sales or sales growth, customer or customer growth, traffic, revenue or revenue growth, income or net income, net income before share-based payments, gross margin return on investment, increase in the fair market value of common stock, share price (including, but not limited to, growth measures and total stockholder return), operating profit, gross profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), capital expenditures, operating expenses, selling, general and administrative expenses, operating income or net operating income, return on investment, inventory turns, return on sales, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value, or expense targets, customer satisfaction surveys and productivity.

(c) Adjustments. The Committee may provide in any Award Agreement that any evaluation of attainment of a Performance Objective may include or exclude any of the following events that occurs during the relevant period: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual or infrequently occuring items as described in Financial Accounting Standards Board Accounting Standards Update No. 2015-01 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. Such inclusions or exclusions shall be prescribed in an objectively determinable form that meets the requirements of Section 162(m) of the Code for deductibility.

(d) Establishment of Performance Goals. With respect to Awards intended to qualify for the Performance-Based Exception, the Committee shall establish: (i) the applicable Performance Objectives and performance period, and (ii) the formula for computing the payout. Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) ninety days after the beginning of the applicable performance period; or (y) the expiration of twenty-five percent (25%) of the applicable performance period.

(e) Certification of Performance. With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award. Notwithstanding any other provision of the Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

(f) Negative Discretion. With respect to any Award intended to qualify for the Performance-Based Exception, after the date that the Performance Objectives are required to be established in writing pursuant to Section 13(d), the Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives. However, the Committee may, in its sole discretion, reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

14. Transferability. Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

15. Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 15 that would (a) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A of the Code, or (b) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

16. Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

17. Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or Stock Appreciation Right exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the statutorily minimum amount required to be withheld or paid (or such other amount that will not result in adverse accounting consequences for the Company or a Subsidiary). Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

18. Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have employees.

19. Change in Control. The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in an Award Agreement or in an individual employment agreement, severance plan or individual severance agreement), provide that a Participant shall be eligible for a full or prorated Award in the event that both a Change in Control and a qualifying termination (without cause or due to a constructive termination) of such Participant’s employment or other service with the Company occurs or, if the surviving entity in such Change in Control does not assume, replace or continue the Award in the Change in Control, solely in the event of the Change in Control. With respect to Awards that are subject to one or more Performance Objectives, the Committee may, in its sole discretion, provide that any such full or prorated Award will be paid under the provisions of this Section 19 prior to when any or all such Performance Objectives are certified (or without regard to whether they are certified).

20. Amendment, Modification and Termination.

(a) In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

(b) Adjustments to Outstanding Awards. The Committee may in its sole discretion at any time: (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; or (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 20(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A of the Code, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code.

(c) Prohibition on Repricing. Except for adjustments made pursuant to Sections 15 or 19, the Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No “underwater” Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the stockholders of the Company, except as provided in Sections 15 or 19. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award (including a reload award) without further approval of the stockholders of the Company. This Section 20(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 15 or 19.

(d) Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 15, 19, 20(b) and 22(d)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that the Committee may modify an Incentive Stock Option held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

21. Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

22. Miscellaneous.

(a) Deferral of Awards. Except with respect to Stock Options, Stock Appreciation Rights and Restricted Shares, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

(b) No Right of Continued Employment. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee, Director, or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

(c) Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(d) Severability. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(e) Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

(f) Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

[END OF DOCUMENT]

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01	Gregory S. Weishar 02 W. Robert Dahl, Jr. 03 Frank E. Collins, Esq. 04 Thomas P. Mac Mahon 05 Marjorie W. Dorr
06	Thomas P. Gerrity, Ph.D 07 Robert A. Oakley, Ph.D. 08 Geoffrey G. Meyers 09 Patrick G. LePore
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain
2	PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.						☐	☐	☐
3	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.						☐	☐	☐
4	APPROVE AND ADOPT THE PHARMERICA CORPORATION 2015 OMNIBUS INCENTIVE PLAN.						☐	☐	☐

NOTE: IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

For address change/comments, mark here. (see reverse for instructions)					☐	Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date		JOB #	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

PHARMERICA CORPORATION 1901 Campus Place Louisville, Kentucky 40299 PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE 2015 ANNUAL MEETING OF THE COMPANY’S STOCKHOLDERS.

The undersigned stockholder acknowledges receipt of this Notice of Annual Meeting of Stockholders and the Proxy Statement and hereby appoints Gregory S. Weishar and Thomas A. Caneris, or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of common stock of PharMerica Corporation (the “Company”) at the Annual Meeting of Stockholders to be held at the Louisville Marriott Downtown, 280 West Jefferson Street, Louisville, Kentucky 40202, at 9:00 a.m. local time, and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side